                                                                Draft of 3/23/94
                                                                ----------------
                                                                     Exhibit 4.1

================================================================================



                   Certificates for Home Improvement Loans
                          ____ % Pass-Through Rate



                       POOLING AND SERVICING AGREEMENT

                                   between

                      GREEN TREE FINANCIAL CORPORATION
                             Seller and Servicer

                                     and

                      FIRST TRUST NATIONAL ASSOCIATION
           not in its individual capacity but solely as Trustee of

                     HOME IMPROVEMENT LOAN TRUST 1994-A

                          Dated as of March 1, 1994



================================================================================

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
                                  Definitions
Section 1.01.    General.................................................   1-1
Section 1.02.    Specific Terms..........................................   1-1

                                   ARTICLE II
                 Establishment of Trust; Transfer of Contracts
Section 2.01.    Closing.................................................   2-1
Section 2.02.    Conditions to the Closing...............................   2-1
Section 2.03.    Acceptance by Trustee...................................   2-2

                                  ARTICLE III
                         Representations and Warranties
Section 3.01.    Representations and Warranties Regarding the
                     Company.............................................   3-1
Section 3.02.    Representations and Warranties Regarding Each
                     Contract............................................   3-2
Section 3.03.    Representations and Warranties Regarding the
                     Contracts in the Aggregate..........................   3-5
Section 3.04.    Representations and Warranties Regarding the
                     Contract Files......................................   3-6
Section 3.05.    Repurchases of Contracts for Breach of
                     Representations and Warranties......................   3-6
Section 3.06.    No Repurchase Under Certain Circumstances...............   3-7

                                   ARTICLE IV
          Perfection of Transfer and Protection of Security Interests
Section 4.01.    Transfer of Contracts...................................   4-1
Section 4.02.    Costs and Expenses......................................   4-1

                                   ARTICLE V
                             Servicing of Contracts
Section 5.01.    Responsibility for Contract Administration..............   5-1
Section 5.02.    Standard of Care........................................   5-1
Section 5.03.    Records.................................................   5-1
Section 5.04.    Inspection..............................................   5-1
Section 5.05.    Collection Account......................................   5-2
Section 5.06.    Enforcement.............................................   5-4
Section 5.07.    Trustee to Cooperate....................................   5-5
Section 5.08.    Costs and Expenses......................................   5-6
Section 5.09.    Maintenance of Insurance................................   5-6
Section 5.10.    Merger or Consolidation of Servicer.....................   5-6


                                   ARTICLE VI
                            Reports and Tax Matters

Section 6.01.    Monthly Reports.........................................   6-1
Section 6.02.    Officer's Certificate...................................   6-3
Section 6.03.    Other Data..............................................   6-3
Section 6.04.    Annual Report of Accountants............................   6-3
Section 6.05.    Statements to Certificateholders and Subordinated
                     Certificateholder...................................   6-3
Section 6.06.    Payment of Taxes........................................   6-5

                                  ARTICLE VII
                                Service Transfer

Section 7.01.    Events of Termination...................................   7-1
Section 7.02.    Transfer................................................   7-2
Section 7.03.    Trustee to Act; Appointment of Successor................   7-2
Section 7.04.    Notification to Certificateholders and Subordinated
                     Certificateholder...................................   7-3
Section 7.05.    Effect of Transfer......................................   7-3
Section 7.06.    Transfer of Collection Account..........................   7-4

                                  ARTICLE VIII
                                    Payments

Section 8.01.    Monthly Payments........................................   8-1
Section 8.02.    Advances................................................   8-1
Section 8.03.    Cash Collateral Account Coverage of Shortfalls..........   8-2
Section 8.04.    Letter of Credit and Other Credit Enhancement...........   8-2
Section 8.05.    Limited Guaranty........................................   8-4
Section 8.06.    Payments................................................   8-4
Section 8.07.    Reassignment of Repurchased Contacts....................   8-5
Section 8.08.    Company's Repurchase Option.............................   8-5

                                   ARTICLE IX
                                The Certificates

Section 9.01.    The Certificates and the Subordinated Certificate.......   9-1
Section 9.02.    Registration of Transfer and Exchange of Certificates
                     and the Subordinated Certificate....................   9-1
Section 9.03.    No Charge; Disposition of Void Certificates
                     and Subordinated Certificate........................   9-4
Section 9.04.    Mutilated, Destroyed, Lost or Stolen Certificates
                     and Subordinated Certificate........................   9-5
Section 9.05.    Persons Deemed Owners...................................   9-5
Section 9.06.    Access to List of Certificateholders' Names
                     and Addresses.......................................   9-5
Section 9.07.    Authenticating Agents...................................   9-6


                                   ARTICLE X
                                  Indemnities

Section 10.01.   Real Estate.............................................   10-1
Section 10.02.   Liabilities to Obligors.................................   10-1
Section 10.03.   Tax Indemnification.....................................   10-1
Section 10.04.   Servicer's Indemnities..................................   10-1
Section 10.05.   Operation of Indemnities................................   10-2

                                   ARTICLE XI
                                  The Trustee

Section 11.01.   Duties of Trustee.......................................   11-1
Section 11.02.   Certain Matters Affecting the Trustee...................   11-2
Section 11.03.   Trustee Not Liable for Certificates or Contracts........   11-3
Section 11.04.   Trustee May Own Certificates............................   11-3
Section 11.05.   Rights of Certificateholders to Direct Trustee and to
                     Waive Events of Termination.........................   11-3
Section 11.06.   The Servicer to Pay Trustee's Fees and Expenses.........   11-4
Section 11.07.   Eligibility Requirements for Trustee....................   11-5
Section 11.08.   Resignation or Removal of Trustee.......................   11-5
Section 11.09.   Successor Trustee.......................................   11-6
Section 11.10.   Merger or Consolidation of Trustee......................   11-6
Section 11.11.   Tax Returns.............................................   11-7
Section 11.12.   Obligor Claims..........................................   11-7
Section 11.13.   Appointment of Co-Trustee or Separate Trustee...........   11-8
Section 11.14.   Certain Matters Relating to FHA Insurance...............   11-9
Section 11.15.   The Trustee and First Bank System.......................   11-9
Section 11.16.   Trustee Advances........................................   11-9

                                  ARTICLE XII
                                 Miscellaneous

Section 12.01.   Servicer Not to Resign..................................   12-1
Section 12.02.   Company Not to Engage in Certain Transactions with
                     Respect to the Trust................................   12-1
Section 12.03.   Maintenance of Office or Agency.........................   12-1
Section 12.04.   Termination.............................................   12-1
Section 12.05.   Acts of Certificateholders and Subordinated
                     Certificateholder...................................   12-3
Section 12.06.   Calculations............................................   12-4
Section 12.07.   Assignment or Delegation by Company.....................   12-4
Section 12.08.   Amendment...............................................   12-4
Section 12.09.   Notices.................................................   12-6
Section 12.10.   Merger and Integration..................................   12-7
Section 12.11.   Headings................................................   12-7
Section 12.12.   Governing Law...........................................   12-7
Testimonium..............................................................   12-8


Exhibit A.       Certificate for Home Improvement Loans..................    A-1
Exhibit B.       Form of Assignment......................................    B-1
Exhibit C.       Certificate of Officer..................................    C-1
Exhibit D.       Form of Opinion of Counsel for the Company..............    D-1
Exhibit E.       Omitted.................................................    E-1
Exhibit F.       Form of Trustee's Acknowledgement.......................    F-1
Exhibit G.       Certificate of Servicing Officer........................    G-1
Exhibit H.       Subordinated Certificate for Home Improvement Loans.....    H-1
Exhibit I.       Certificate Regarding Repurchased Contracts.............    I-1
Exhibit J.       Form of Investment Letter...............................    J-1
Exhibit K.       List of Contracts.......................................    K-1
Exhibit L.       List of FHA-Insured Contracts...........................    L-1
Exhibit M.       List of Secured Contracts...............................    M-1
Exhibit N.       Monthly Report..........................................    N-1


          AGREEMENT, dated as of March 1, 1994, between Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Minnesota, as Seller and Servicer (the "Company"), and First Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Home Improvement Loan Trust 1994-A (the "Trust").

          WHEREAS, in the regular course of its business, the Company originates and services home improvement retail installment contracts and promissory notes, which installment contracts and notes provide for installment payments by or on behalf of the purchaser of the home improvements and, in the case of "Secured Contracts," as hereinafter defined, grant mortgages or deeds of trust on the real estate that is the subject of a home improvement;

          WHEREAS, the Company and the Trustee have agreed to establish the Trust;

          WHEREAS, the Company and the Trustee wish to set forth the terms and conditions pursuant to which the Trust, the "Certificateholders" and the "Subordinated Certificateholder," as hereinafter defined, will acquire the "Contracts," as hereinafter defined, and the Company will manage and service the Contracts;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Trustee agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  General.
                         -------

          For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of the Agreement.

          SECTION 1.02.  Specific Terms.
                         --------------

          "Advance" means, with respect to any Payment Date, the amounts, if
           -------
any, deposited by the Servicer or the Trustee, as applicable, in the Collection Account for such Payment Date pursuant to Section 8.02.

          "Advance Payment" means any payment by an Obligor in advance of the
           ---------------
Due Period in which it would be due under such Contract and which payment is not a Principal Prepayment.

          "Affiliate" of any specified Person means any other Person controlling
           ---------
or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Pooling and Servicing Agreement.
           ---------

          "Applicants" has the meaning assigned in Section 9.06.
           ----------

          "Authenticating Agent" means any authenticating agent appointed
           --------------------
pursuant to Section 9.07.

          "Available Cash Collateral Amount" means, with respect to any Payment
           --------------------------------
Date, the lesser of (1) the amount on deposit in the Cash Collateral Account (exclusive of earnings and income from the investment of funds therein) as of such date and (2) the Requisite Amount as of such date.

          "Available Funds" has the meaning assigned in Section 8.06(a).
           ---------------
          "Book-Entry Certificate" means any Certificate registered in the name
           ----------------------
of the Depository or its nominee ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such


                                      1-1

Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          "Business Day" means any day other than (a) a Saturday or a Sunday, or
           ------------
(b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

          "Cash Collateral Account" means the account established pursuant to
           -----------------------
the Cash Collateral Trust Agreement; provided that, upon the replacement of the
                                     --------
Cash Collateral Account with a Letter of Credit or other form of credit enhancement in accordance with Section 8.04, "Cash Collateral Account" shall
                                              -----------------------
mean such Letter of Credit or other form of credit enhancement.

          "Cash Collateral Guaranty" means the guaranty provided by the Cash
           ------------------------
Collateral Trustee in accordance with the Cash Collateral Trust Agreement.

          "Cash Collateral Trust Agreement" means the Cash Collateral Trust
           -------------------------------
Agreement, dated as of March 1, 1994, by and among ___________________________, as depositor, the Company, as Seller and Servicer, and the Cash Collateral Trustee.

          "Cash Collateral Trustee" means First Bank National Association,
           -----------------------
Minneapolis, Minnesota, in its capacity as trustee under the Cash Collateral Trust Agreement, and any successors and assigns in such capacity.

          "Certificate" means a Certificate for Home Improvement Loans
           -----------
evidencing a Fractional Interest executed and delivered by the Trustee substantially in the form of Exhibit A, but does not include the Subordinated Certificate.

          "Certificate Owner" means the person who is the beneficial owner of
           -----------------
a Book-Entry Certificate.

          "Certificate Register" means the register maintained pursuant to
           --------------------
Section 9.02.

          "Certificate Registrar" or "Registrar" means the registrar appointed
           ---------------------      ---------
pursuant to Section 9.02.

          "Certificateholder" means the person in whose name a Certificate is
           -----------------
registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or any Affiliate shall be deemed not to be outstanding and the Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite Fractional Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining
               --------  -------
whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates which the Trustee knows to be so owned shall be so disregarded.


                                      1-2

          "Closing Date" means __________, 1994.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collected Amount" means, with respect to any Determination Date, the
           ----------------
amount of funds in the Collection Account as of such Determination Date including all interest earned on such funds but excluding (i) amounts constituting Advance Payments with respect to the immediately preceding Due Period, (ii) amounts received after the end of such immediately preceding Due Period, (iii) any Advances that will be deposited in the Collection Account by the Servicer or the Trustee, as applicable and (iv) amounts required to be deposited by the Company following such Determination Date pursuant to Section 3.05.

          "Collection Account" means a trust account created and maintained
           ------------------
pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

          "Computer Tape" means the computer tape generated by the Company which
           -------------
provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

          "Contracts" means the home improvement retail installment contracts
           ---------
and promissory notes described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after the Cutoff Date, but excluding any rights to receive payments which are due pursuant thereto prior to the Cutoff Date.

          "Contract File" means, as to each Contract, (a) the original copy of
           -------------
the Contract which is comprised of the related retail installment contract and/or promissory note, (b) with respect to a Secured Contract, the original or a copy of the mortgage or deed of trust or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage or deed of trust, if available, (c) an original or a copy of a truth-in-lending disclosure form (either included as part of the contract or note or as a separate document), (d) with respect to a Secured Contract, if such Contract was originated by a contractor rather than the Company, the original or a copy of an assignment of the mortgage or deed of trust by the contractor to the Company and
(e) a sale control document.

          "Contract Interest Rate" means, as to any Contract, the annual rate
           ----------------------
of interest specified in the Contract.

          "Corporate Trust Office" means the office of the Trustee at which at
           ----------------------
any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.



                                     1-3

          "Counsel for the Company" means Dorsey & Whitney or other legal
           -----------------------
counsel for the Company.

          "Cumulative Delinquency Amount" for any Payment Date equals the
           -----------------------------
arithmetic average of the Delinquency Amounts for such Payment Date and for the two immediately preceding Payment Dates.

          "Custodian" means at any time an Eligible Institution, or a financial
           ---------
institution organized under the laws of the United States or any State, which is subject to supervision and examination by Federal or State authorities and whose commercial paper, or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated A-1 by Standard & Poor's in the case of commercial paper, or BBB or higher by Standard & Poor's in the case of unsecured long-term debt, as is acting at such time as Custodian of the Contract Files pursuant to Section 4.01.

          "Cutoff Date" means March 1, 1994.
           -----------

          "Defaulted Contract" means a Contract with respect to which the
           ------------------
Servicer commenced foreclosure procedures, made a sale of such Contract to a third party for foreclosure or enforcement, or, in the case of an FHA-Insured Contract, submitted a claim to FHA, or as to which there was a Delinquent Payment 180 or more days past due.

          "Delinquency Amount" for any Payment Date is a percentage, equal to
           ------------------
the aggregate outstanding principal balance of all Contracts that were delinquent 60 days or more as of the end of the immediately preceding Due Period (including defaulted Contracts that have not yet been liquidated, but excluding Contracts that are current with respect to rescheduled payments following the Obligor's bankruptcy) divided by the Principal Balance immediately following such Payment Date.

          "Delinquent Payment" means, as to any Contract, with respect to any
           ------------------
Due Period, any payment or portion of a payment that was originally scheduled to be made during such Due Period under such Contract (after giving effect to any reduction in the principal amount deemed owed on such Contract by the Obligor, as described in Section 6.01(a)(iii)) and was not received or applied during such Due Period and deposited in the Collection Account, whether or not any payment extension has been granted by the Servicer; provided, however, that with respect to any Liquidated Contract, the payment scheduled to be made in the Due Period in which such Contract became a Liquidated Contract shall not be deemed a Delinquent Payment.

          "Depository" means the initial Depository, The Depository Trust
           ----------
Company, the nominee of which is CEDE & CO., as the registered Holder of _______ Certificates evidencing in the aggregate $____________________ in initial aggregate principal balance of the Certificates, and any permitted successor depository. The Depository shall at all


                                     1-4
times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository Participant" means a broker, dealer, bank or other
           ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date" means the seventh Business Day following a Due
           ------------------
Period during the term of this Agreement.

          "Disqualified Organization" has the meaning assigned in Section
           -------------------------
9.02(b)(4).

          "Due Period" means a calendar month during the term of this Agreement.
           ----------

          "Electronic Ledger" means the electronic master record of conditional
           -----------------
sales contracts of the Company.

          "Eligible Institution" means any depository institution (which may be
           --------------------
the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose short-term debt (or, in the case of the principal bank in a bank holding company system, the short-term debt of such bank or the bank holding company) has been rated A-1 by Standard & Poor's.

          "Eligible Investments" has the meaning assigned in Section 5.05(b).
           --------------------

          "Eligible Servicer" means the Trustee or a Person qualified to act as
           -----------------
servicer of the Contracts under applicable Federal and State laws and regulations, which is a Title I approved lender under FHA regulations and which services not less than $100,000,000 in outstanding principal amount of FHA-insured home improvement installment contracts and promissory notes and manufactured housing conditional sales contracts and installment loan agreements.

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended.

          "Errors and Omissions Protection Policy" means the employee errors and
           --------------------------------------
omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

          "Event of Termination" has the meaning assigned in Section 7.01.
           --------------------

          "Excess Cashflow" means, with respect to any Payment Date, the amount,
           ---------------
if any, by which (i) the Available Funds exceeds (ii) the sum of the amounts specified in Section 8.06(b)(1)-(5).

                                     1-5

          "Fidelity Bond" means the fidelity bond maintained by the Servicer
           --------------
or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

          "Final Payment Date" means the Payment Date on which the final
           ------------------
distribution in respect of Certificates will be made pursuant to Section 12.04.

          "FHA Insurance" means the credit insurance provided by the Federal
           -------------
Housing Administration pursuant to Title I of the National Housing Act, as evidenced by the Company's Contract of Insurance.

          "FHA Regulations" means the regulations promulgated by HUD relating to
           ---------------
Title I home improvement loans, currently found at 24 C.F.R. (S)201.

          "FHA-Insured Contracts" means those Contracts covered by FHA
           ---------------------
Insurance, a list of which is attached to this Agreement as Exhibit L.

          "Fractional Interest" means an undivided interest in the Trust and, as
           -------------------
to a particular Certificateholder, means the undivided interest in the Trust owned by that Certificateholder, the amount of such interest to equal, in the case of the Certificates, a fraction (which may be expressed as a percentage rounded to eight decimal places) the numerator of which is the denomination of the Certificate and the denominator of which is the Initial Principal Amount. The aggregate of all Fractional Interests for the Certificates shall equal 1 or 100%.

          "GNMA" means the Government National Mortgage Association.
           ----

          "Guaranty Amount" has the meaning assigned in Section 8.05(b).
           ---------------

          "HUD" means the United States Department of Housing and Urban
           ---
Development.

          "Independent" means, when used with respect to any specified Person,
           -----------
Dorsey & Whitney or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either, and (iii) is not connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

          "Initial Principal Amount" means $____________, which is the aggregate
           ------------------------
unpaid principal balance of the Contracts as of the Cutoff Date.


                                     1-6

          "Letter of Credit" means any irrevocable letter of credit, or any
           ----------------
replacement Letter of Credit, obtained in accordance with Section 8.04. A Letter of Credit may be supported by a confirming bank in order to achieve the requisite credit rating to be attributed to such Letter of Credit, in which case the term Letter of Credit means such Letter of Credit together with such confirmation.

          "Limited Guaranty" means the limited guaranty of the Company
           ----------------
provided pursuant to Section 8.05.

          "Liquidated Contract" means with respect to any Due Period, either
           -------------------

                (1) a Defaulted Contract as to which (a) the Servicer has received from the Obligor, or a third party purchaser of the Contract, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Contract, or (b) in the case of an FHA-Insured Contract, either (i) FHA has paid the claim or (ii) the Servicer has determined in good faith that FHA will not pay the claim, or

                (2) a Contract (a) upon which all or a portion of the first payment of interest due by the Obligor was added to principal, and
          (b) on which the Obligor failed to pay the full amount of principal due on the Contract, as computed by the Servicer;

provided, however, that any Contract which the Company is obligated to repurchase pursuant to Section 3.05(a), and did so repurchase, shall be deemed not to be a Liquidated Contract; and provided further, that with respect to Due Periods beginning on or after _________, ______, a Liquidated Contract also means any Contract as to which the Servicer has commenced foreclosure proceedings, made a sale of the Contract to a third party for foreclosure or enforcement, or, in the case of an FHA-Insured Contract, submitted a claim to FHA.

          "List of Contracts" means the list identifying each Contract
           -----------------
constituting part of the corpus of the Trust, which list (a) identifies each Contract and (b) sets forth as to each Contract (i) the unpaid principal balance as of the Cutoff Date, (ii) the amount of monthly payments due from the Obligor,
(iii) the Contract Interest Rate and (iv) the maturity date, and which is attached to this Agreement as Exhibit K.

          "Monthly Interest" means, as of any Payment Date, one-twelfth of the
           ----------------
product of the Pass-Through Rate times the Principal Balance immediately following the preceding Payment Date, plus any Unpaid Interest Shortfall.

          "Monthly Principal" means, as of any Payment Date, the amount
           -----------------
determined pursuant to Section 6.01(a).

          "Monthly Report" has the meaning assigned in Section 6.01.
           --------------

          "Monthly Servicing Fee" means, as of any Payment Date, one-twelfth of
           ---------------------
the product of .75% and the remaining Principal Balance.


                                     1-7

          "Net Liquidation Loss" means, as to a Liquidated Contract, the
           --------------------
difference between (a) the Repurchase Price of such Contract, and (b) the proceeds received as of the last day of the Due Period in which such Contract became a Liquidated Contract, from the Obligor, from a third party purchaser of the Contract, under FHA Insurance, under insurance other than FHA Insurance, or otherwise, net of liquidation expenses, and reimbursements of Advances, where such difference is a positive number.

          "Net Liquidation Proceeds" means, as to a Liquidated Contract, the
           ------------------------
proceeds, or, for Contracts which become Liquidated Contracts pursuant to the last proviso in the definition of "Liquidated Contract," the estimated proceeds, received as of the last day of the Due Period in which such Contract became a Liquidated Contract, from the Obligor, from a third party purchaser of the Contract, under FHA Insurance, under insurance other than FHA insurance, or otherwise, net of liquidation expenses.

          "Obligor" means the purchaser of the financed home improvements or
           -------
other person who owes payments under a Contract.

          "Officer's Certificate" means a certificate signed by the Chairman of
           ---------------------
the Board, President or any Vice President of the Company and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may,
           ------------------
except as expressly provided herein, be salaried counsel for the Company, acceptable to the Trustee and the Company.

          "Original Principal" means, with respect to any Contract, the
           ------------------
scheduled principal balance thereof as of the Cutoff Date.

          "Pass-Through Rate" means _____% per annum.
           -----------------

          "Paying Agent" has the meaning assigned in Section 8.01(b).
           ------------

          "Payment Date" means the fifteenth day of each calendar month during
           ------------
the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing April 15, 1994.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" has the meaning assigned in Section 9.02(b)(3).
           ----

          "Pool Factor" means, at any time, the percentage derived from a
           -----------
fraction, the numerator of which is the Principal Balance at such time and the denominator of which is the Initial Principal Amount.


                                     1-8

          "Principal Balance" means at any time the Initial Principal Amount
           -----------------
minus all payments of Monthly Principal made to the Certificateholders since the Closing Date.

          "Principal Prepayment" means a payment or other recovery of principal
           --------------------
on a Contract which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

          "Qualified Bank" means any depository institution whose unsecured
           --------------
long-term debt (or in the case of the principal bank in a bank holding company system the unsecured long-term debt of such bank holding company) is rated A or higher by Standard & Poor's.

          "Record Date" means the last Business Day of any calendar month.
           -----------

          "Repurchase Price" means, with respect to a Contract to be repurchased
           ----------------
pursuant to Section 3.05 or which becomes a Liquidated Contract, an amount equal to (a) the remaining principal amount outstanding on such Contract (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Contract pursuant to Section 8.02), plus (b) interest at the Pass-Through Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Contract pursuant to Section 8.02) through the end of the immediately preceding Due Period.

          "Requisite Amount" equals $________, which amount is subject to
           ----------------
adjustment in accordance with the provisions of the Cash Collateral Trust Agreement.

          "Responsible Officer" means, with respect to the Trustee, the chairman
           -------------------
and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

          "Secured Contracts" means those Contracts secured by related real
           -----------------
estate, a list of which is attached to this Agreement as Exhibit M.

          "Service Transfer" has the meaning assigned in Section 7.02.
           ----------------


                                     1-9

          "Servicer" means the Company until any Service Transfer hereunder and
           --------
thereafter means the new servicer appointed pursuant to Article VII.

          "Servicing Officer" means any officer of the Servicer involved in, or
           -----------------
responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Company, as the same may be amended from time to time.

          "Shortfall" has the meaning assigned in Section 8.03.
           ---------

          "Standard & Poor's" means Standard & Poor's Corporation or any
           -----------------
successor thereto.

          "Subordinated Certificate" means the certificate for Home Improvement
           ------------------------
Loans executed and delivered by the Trustee substantially in the form of Exhibit H.

          "Subordinated Certificateholder" means the person in whose name the
           ------------------------------
Subordinated Certificate is registered on the Certificate Register, which shall be the Cash Collateral Trustee.

          "Trust" means the trust created by this Agreement, the corpus of which
           -----
consists of all the rights, benefits, and obligations arising from and in connection with each Contract, all rights under FHA Insurance applicable to any FHA-Insured Contract, all rights under any hazard, flood or other individual insurance policy on the real estate securing a Secured Contract for the benefit of the creditor of such Secured Contract, rights under the Errors and Omissions Protection Policy, rights to certain payments under the Cash Collateral Guaranty, the Limited Guaranty and the remittances, deposits and payments made into the Collection Account and amounts in the Collection Account (including all proceeds of investments thereof).

          "Trustee Advance" has the meaning assigned in Section 11.16.
           ---------------

          "Uncollectible Advance" means, with respect to any Determination Date,
           ---------------------
the amount, if any, advanced by the Servicer or the Trustee, as applicable pursuant to Section 8.02, which the Servicer or the Trustee, as applicable, has now determined in good faith will not be ultimately recoverable by the Servicer or the Trustee, as applicable, from FHA Insurance (in the case of an FHA-Insured Contract), the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

          "Unpaid Interest Shortfall" means, with respect to any Payment Date,
           -------------------------
the amount, if any, by which the Monthly Interest for the immediately preceding Payment Date exceeded the amount distributed to Certificateholders on such preceding Payment Date pursuant to Section 8.06(b), plus accrued interest (to the extent payment thereof is legally permissible) thereon at the Pass-Through Rate.


                                    1-10

          "Unpaid Principal" means, with respect to any Contract, the Original
      ----------------
Principal minus the principal amount of all previous payments with respect to such Contract.


                                    1-11

                                 ARTICLE II

                ESTABLISHMENT OF TRUST; TRANSFER OF CONTRACTS
                ---------------------------------------------

     SECTION 2.01.  Closing.
                    -------

     a. There is hereby created, by the Company as settlor, a separate trust which shall be known as Home Improvement Loan Trust 1994-A. By the execution and delivery of this Agreement. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders and the Subordinated Certificateholder.

     b. The Company hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution of an assignment substantially in the form of Exhibit B hereto, (i) all the right, title and interest of the Company in and to the Contracts, including all interest and principal received by the Company on or with respect to the Contracts (other than principal and interest due on the Contracts before the Cutoff Date), (ii) all rights under FHA Insurance as such insurance relates to the Contracts,
(iii) all rights under hazard insurance on the properties described in the Contracts and, as to Contracts pertaining to properties located in special flood areas designated by HUD, all rights under flood insurance policies as such insurance relates to the Contracts, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Contracts, (v) all documents contained in the Contract Files,
(vi) the Cash Collateral Guaranty and rights to certain payments from the Cash Collateral Account, and (vii) all proceeds and products of the foregoing. Although the Company and the Trustee agree that such transfer is intended to be a sale, rather than a pledge, of all of the Company's right, title and interest to such items, in the event such transfer is deemed to be a pledge to secure indebtedness, the Company shall be deemed to have granted to the Trustee a perfected first priority security interest in such items.

     SECTION 2.02.  Conditions to the Closing.
                    -------------------------

     On or before the Closing Date, the Company shall deliver or cause to be delivered the following documents to the Trustee:

          a. The List of Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

          b. A certificate of an officer of the Company substantially in the form of Exhibit C hereto.

          c. An Opinion of Counsel for the Company substantially in the form of Exhibit D hereto.

          d. A letter from KPMG Peat Marwick, or another nationally recognized accounting firm, stating that such firm has reviewed the Contracts


                                     2-1
     on a statistical sampling basis and, based on such sampling, concluding that the Contracts conform in all material respects to the List of Contracts, to a confidence level of [97.5]%, with an error rate of [1.8]%, specifying those Contracts which do not so conform.

          e. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

          f. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Minnesota.

          g.   An Officer's Certificate listing the Servicer's Servicing
     Officers.

          h. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

          i. Evidence of deposit in the Collection Account of all funds received with respect to the Contracts from the Cutoff Date to the Closing Date, other than amounts due before the Cutoff Date, together with an Officer's Certificate to the effect that such amount is correct.

          j. An Officer's Certificate confirming that the Company's internal audit department has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each Contract File is complete.

          k. Executed copies of the Cash Collateral Trust Agreement and the Cash Collateral Guaranty, together with evidence of the establishment of the Cash Collateral Account with an initial deposit by _____________ of $__________.

          l. Assignments in recordable form to the Trustee of the mortgages and deeds of trust relating to the Secured Contracts.

     SECTION 2.03.  Acceptance by Trustee.
                    ---------------------

     a. On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit F hereto acknowledging conveyance of the Contracts and Contract Files to the Trustee and declaring that the Trustee, directly or through a custodian, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and the Subordinated Certificateholder, and shall issue, to or upon the order of the


                                     2-2

Company, the Certificates and the Subordinated Certificate representing ownership of a beneficial interest in 100% of the Trust.

     b. If, in its review of the Contract Files as described in Exhibit F, the Trustee or a custodian discovers a breach of the representations or warranties set forth in Sections 2.02(k), 3.02, 3.03 or 3.04, the Company shall cure such breach or repurchase such Contract pursuant to Section 3.05.

                                     2-3

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company makes the following representations and warranties, effective as of the Closing Date, on which the Trustee will rely in accepting the Contracts in trust and issuing the Certificates on behalf of the Trust. The repurchase obligation of the Company set forth in Section 3.05 constitutes the sole remedy available to the Trust, Certificateholders or the Subordinated Certificateholder for a breach of a representation or warranty of the Company set forth in Section 2.02(k), 3.02, 3.03 or 3.04 of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Company.
                    ----------------------------------------------------

     The Company represents and warrants to the Certificateholders that:

          a.  Organization and Good Standing.  The Company is a corporation duly
              ------------------------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

          b.  Authorization; Binding Obligations.  The Company has the power and
              ----------------------------------
     authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c.  No Consent Required.  The Company is not required to obtain the
              -------------------
     consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          d.  No Violations.  The execution, delivery and performance of this
              -------------
     Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of



                                     3-1

     Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

          e.  Litigation.  No litigation or administrative proceeding of or
              ----------
     before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement, the Certificates or the Subordinated Certificate which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     SECTION 3.02.  Representations and Warranties Regarding Each Contract.
                    ------------------------------------------------------

     The Company represents and warrants to the Certificateholders as to each
Contract:

          a.  List of Contracts.  The information set forth in the List of
              -----------------
              Contracts is true and correct as of its date.

          b.  Payments.  As of the Cutoff Date, the most recent scheduled
              --------
     payment was made by or on behalf of the Obligor or was not delinquent for more than 59 days.

          c.  Costs Paid and No Waivers.  The terms of the Contract have not
              -------------------------
     been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Contract have been paid. If the Contract is a Secured Contract, the subject real property has not been released from the lien of such Secured Contract.

          d.  Binding Obligation.  The Contract is the legal, valid and binding
              ------------------
     obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          e.  No Defenses.  The Contract is not subject to any right of
              -----------
     rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          f.  Insurance Coverage.  The Company has been named as an additional
              ------------------
     insured party under any hazard insurance on the property described in the Contract. If the property described in the Contract is located in a special flood area designated by HUD, the property is covered by a flood


                                     3-2
     insurance policy of the nature and, if such Contract is an FHA-Insured Contract, in the amount required by the FHA Regulations.

          g.  FHA Insurance.  If the Contract is an FHA-Insured Contract, such
              -------------
     Contract was originated in compliance with FHA Regulations and is insured, without set-off, surcharge or defense, by FHA Insurance. Following the assignment of such FHA-Insured Contract to the Trustee, the Trustee on behalf of the Trust will be entitled to the full benefits of the FHA Insurance.

          h.  Lawful Assignment.  The Contract was not originated in and is not
              -----------------
     subject to the laws of any jurisdiction whose laws would make the transfer of the Contract under this Agreement or pursuant to transfers of Certificates unlawful or render the Contract unenforceable. The Company has duly executed a valid blanket assignment of the Contracts transferred to the Trust, and has transferred all its right, title and interest in such Contracts, including all rights the Company may have against the originating contractor-seller with respect to Contracts originated by a contractor-seller rather than the Company, to the Trust. The blanket assignment, any and all documents executed by the Company pursuant to
     Section 2.01(b) hereof, and this Agreement each constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms.

          i.  Compliance with Law.  At the date of origination of the Contract,
              -------------------
     all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury and truth in lending laws and (if such Contract is an FHA-Insured Contract) the FHA Regulations have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

          j.  Contract in Force.  The Contract has not been satisfied or
              -----------------
     subordinated in whole or in part or rescinded, and, if such Contract is a Secured Contract, the real estate securing such Contract has not been released from the lien of such Contract in whole or in part.

          k.  Valid Lien.   The Contract has been duly executed and delivered by
              ----------
     the Obligor, and, if such Contract is a Secured Contract, the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days, and constitutes a valid and perfected lien on the real estate described in such Contract.

          l.  Capacity of Parties.  The signature(s) of the Obligor(s) on the
              -------------------
     Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.


                                     3-3

          m.  Good Title.  The Company is the sole owner of the Contract and, if
              ----------
     such Contract is an FHA-Insured Contract, because the Trustee is a lender approved by HUD to originate and purchase Title I loans under a valid
     Title I contract of insurance, has the authority to sell, transfer and assign such Contract to the Trust under the terms of this Agreement.
     There has been no assignment, sale or hypothecation of the Contract by the Company except the usual past hypothecation of the Contract in connection with the Company's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Contract to the Trust. The Company has good and marketable title to the Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Contract to the Trust.

          n.  No Defaults.  As of the Cutoff Date, there was no default, breach,
              -----------
     violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

          o.  Equal Installments.  The Contract has a fixed Contract Interest
              ------------------
     Rate and provides for level monthly payments which fully amortize the loan over its term.

          p.  Enforceability.  If the Contract is a Secured Contract, such
              --------------
     Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the lien provided thereby.

          q.  One Original.  There is only one original executed Contract, which
              ------------
     Contract has been delivered to the Trustee or its custodian on or before the Closing Date.

          r.  Genuine Documents.  All documents submitted are genuine, and all
              -----------------
     other representations as to each Contract, including the List of Contracts delivered to the Trustee, are true and correct. Any copies of documents provided by the Company are accurate and complete (except that, with respect to each Contract that was originated by a contractor-seller rather than the Company, the Company makes such representation and warranty only to the best of the Company's knowledge).

          s.  Origination.  The Contract was originated by a home improvement
              -----------
     contractor in the ordinary course of such contractor's business or was originated by the Company directly.


                                     3-4

          t.  Underwriting Guidelines.  Each Contract was originated or
              -----------------------
     purchased in accordance with the Company's then-current underwriting guidelines.

     SECTION 3.03.  Representations and Warranties Regarding the Contracts in
                    ---------------------------------------------------------
the Aggregate.
- -------------

     The Company represents and warrants to the Certificateholders that:

          a.  Amounts.  The aggregate principal amounts payable by Obligors
              -------
     under the Contracts as of the Cutoff Date equal the Principal Balance on the Closing Date, and each Contract has a Contract Interest Rate greater than the Pass-Through Rate.

          b.  Characteristics.  The Contracts have the following
              ---------------
     characteristics:  (i)  ______ of the Contracts are Secured Contracts;
     (ii) no Contract has a remaining maturity of more than 240 months; and
     (iii) the final scheduled payment date on the Contract with the latest maturity is in ________, 2014. No Contract was originated before ________, 199__. No Contract has a Contract Interest Rate less than ____%.

          c.  Geographic Concentrations.  _____% of the Contracts by principal
              -------------------------   -----
     balance as of the Cutoff Date are secured by property located in (or, in the case of Contracts that are not Secured Contracts, otherwise relate to improvements to property located in) __________, ____% in __________, ____ % in _________, ____% in __________, ____% in ___________, ____%
     in ________, and ____% in ________. No other state represents more than 5% of the aggregate principal balance of the Contracts as of the Cutoff Date. No more than 1% of the Contracts by remaining principal balance are secured by property located in (or, in the case of Contracts that are not Secured Contracts, otherwise relate to improvements to property located
     in) an area with the same zip code.

          d.  Marking Records.  By the Closing Date, the Company has caused the
              ---------------
     portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder .

          e.  No Adverse Selection.  No adverse selection procedures have been
              --------------------
 employed in selecting the Contracts.

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.
                    -----------------------------------------------------------

     The Company represents and warrants that:


                                     3-5

          a.  Possession.  Immediately prior to the Closing Date, the Company
              ----------
     will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

          b.  Bulk Transfer Laws.  The transfer, assignment and conveyance of
              ------------------
     the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05.  Repurchases of Contracts for Breach of Representations and
                    ----------------------------------------------------------
Warranties.
- ----------
          a. The Company shall repurchase a Contract, at its Repurchase Price, not later than 90 days after the day on which the Company, the Servicer or the Trustee first discovers or should have discovered a breach of a representation or warranty of the Company set forth in Sections 2.02(k), 3.02, 3.03 or 3.04 of this Agreement that materially adversely affects the Trust's or the Certificateholders' interest in such Contract and which breach has not been cured; provided, however, that (i) in the event
                                      --------  -------
     that a party other than the-Company first becomes aware of such breach, such discovering party shall notify the Company in writing within 5 Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the Collection Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders on the immediately following Payment Date as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

          b. The Company shall defend and indemnify the Trustee, the Certificateholders, and the Subordinated Certificateholder against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.


                                     3-6

                                   ARTICLE IV

          PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS
          -----------------------------------------------------------

     SECTION 4.01.  Transfer of Contracts.
                    ---------------------

     On or prior to the Closing Date, the Company shall deliver the Contract Files to the Trustee. The Trustee shall maintain the Contract Files at its office or with a duly appointed Custodian. The Trustee may release a Contract File to the Servicer pursuant to Section 5.07. The Company has filed a form UCC-1 financing statement regarding the sale of the Contracts to the Trustee, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect such sale. The Company shall take any other actions necessary to maintain the perfection of the sale of the Contracts to the Trustee.

     SECTION 4.02.  Costs and Expenses.
                    ------------------

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the mortgage or deed of trust on the related real estate granted thereby).


                                     4-1

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

     SECTION 5.01.  Responsibility for Contract Administration.
                    ------------------------------------------

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     SECTION 5.02.  Standard of Care.
                    ----------------

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care required by FHA (in the case of FHA-Insured Contracts) and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided,
                                                                      --------
however, that such degree of skill and care shall be at least as favorable as
- -------
the degree of skill and care generally applied by servicers of home improvement retail installment contracts and promissory notes for institutional investors.

     SECTION 5.03.  Records.
                    -------

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection.
                    ----------

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records, which have not previously been provided to the Trust, relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Contract in this Agreement.



                                     5-1

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Certificateholders.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Fractional Interest in the Trust shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

     SECTION 5.05.  Collection Account.
                    ------------------

     a. On or before the Closing Date, the Company shall establish the Collection Account on behalf of the Trust with an Eligible Institution. The Servicer shall pay into the Collection Account as promptly as practicable (not later than the next Business Day) following receipt thereof all amounts received with respect to the Contracts, including all proceeds of FHA Insurance claims received by the Servicer, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Contracts. The Trustee shall pay into the Collection Account as promptly as practicable all proceeds of FHA Insurance claims with respect to FHA-Insured Contracts received by the Trustee. All amounts paid into the Collection Account under this Agreement shall be held in trust for the Trustee, the Certificateholders and the Subordinated Certificateholder until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Collection Account.

     b.  If the Servicer so directs, the Eligible Institution maintaining the Collection Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Collection Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Once such funds are invested, such Eligible Institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Collection Account and distributed on such Payment Date pursuant to Section 8.06(b). Losses, if any, realized on amounts in the Collection Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Collection Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Collection Account and otherwise available for distribution to Certificateholders and the Subordinated Certificateholder pursuant to Section
8.01. The Company and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Collection Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are
                                                    --------------------
any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;



                                     5-2

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1 by Standard & Poor's and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Standard & Poor's, and whose only investments are in securities described in clauses
     (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least A from Standard & Poor's at the time of such investment; provided, however, that
                                                       --------  -------
     securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account; and

          (vi) commercial paper having a rating of at least A-1 from Standard & Poor's at the time of such investment or pledge as security.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     SECTION 5.06.  Enforcement.
                    -----------

     a. The Servicer shall, consistent with customary servicing procedures, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and liquidation proceeds with respect to Liquidated Contracts. The Company shall pay all FHA Insurance premiums


                                     5-3
required by FHA Regulations in respect of FHA-Insured Contracts; if the Company is no longer the Servicer and fails to pay such FHA Insurance premiums, the successor Servicer shall pay such premiums and shall be entitled to reimbursement therefor in accordance with Section 8.06. The Servicer shall comply with FHA Regulations in servicing FHA-Insured Contracts so that the related FHA Insurance remains in full force and effect, except for good-faith disputes relating to FHA Regulations or such FHA Insurance.

     b. In accordance with the standard of care specified in Paragraph 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence procedures for the foreclosure of any subject real estate, may submit a claim to FHA in lieu of commencing foreclosure procedures, or may take such other steps that in the Servicer's reasonable judgment will maximize liquidation proceeds with respect to the Contract, including, for example, the sale of the Contract to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are liquidation expenses that will be reimbursed to the Servicer out of related liquidation proceeds before the related Net Liquidation Proceeds are paid to Certificateholders and the Subordinated Certificateholder. The Servicer shall also deposit in the Collection Account any Net Liquidation Proceeds received in connection with any Contract which became a Liquidated Contract in a prior Due Period.

     c. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Certificateholders and the Subordinated Certificateholder.

     d. The Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     e. The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Contract is permitted by the Servicer, upon conveyance of the related property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.


                                     5-4

     f. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement of an FHA Insurance claim paid on an FHA-
Insured Contract prior to the termination of the Trust, the Servicer agrees that it will not seek to recover any such amount from the Trustee or the Certificateholders.

     g. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract at a time when such Contract is not in default or such default is not reasonably foreseeable, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code.

     SECTION 5.07.  Trustee to Cooperate.
                    --------------------

     a. Upon payment in full on any Contract, the Servicer will notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer. Upon receipt of such Contract and Contract File, each of the Company (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     b.  If the Servicer elects to submit a claim to FHA under the FHA
Insurance in respect of an FHA-Insured Contract and payment is received from FHA, the Servicer shall notify the Trustee and the Company (if the Company is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited) and shall request delivery of the Contract and Contract File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Contract and Contract File to the Servicer.

     c. From time to time as appropriate for servicing, foreclosing, and making a claim for FHA Insurance coverage in connection with an FHA-Insured Contract, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Contract and the related Contract File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. Upon request of a Servicing Officer, the Trustee shall perform such

                                     5-5
other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' rights and remedies with respect to Contracts.

     d. The Servicer's receipt of a Contract and/or Contract File shall obligate the Servicer to return the original Contract and the related Contract File to the Trustee when its need by the Servicer has ceased unless the Contract shall be liquidated or repurchased as described in Section 3.05 or 8.07.

     SECTION 5.08.  Costs and Expenses.
                    ------------------

     Except as provided in Section 8.06(b) for the reimbursement of Advances, all costs and expenses incurred by the Servicer in carrying out its duties hereunder (including payment of FHA Insurance premiums, payment of the Trustee's fees pursuant to Section 11.06, fees and expenses of accountants and payments of all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Contracts and foreclosures upon real estate securing any such Contracts) and all other fees and expenses not expressly stated hereunder to be for the account of the Trust) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the liquidation proceeds of a Liquidated Contract (including FHA Insurance proceeds) for customary out-of-pocket liquidation expenses incurred by it. The Servicer shall not incur such liquidation expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract. The Servicer's out-of-pocket liquidation expenses in connection with the submission of a claim to FHA currently do not exceed $100 per Contract.

     SECTION 5.09.  Maintenance of Insurance.
                    ------------------------

     The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home improvements loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to any real property securing an FHA-Insured Contract such hazard insurance and flood insurance as may be required by the FHA Regulations, it being understood that at the Closing Date hazard insurance was not required to be maintained under the FHA Regulations.

     SECTION 5.10  Merger or Consolidation of Servicer.
                   -----------------------------------

     Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided such Person shall be an Eligible Servicer, without the


                                     5-6
execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify Standard & Poor's in the event it is a party to any merger, conversion or consolidation.

                                     5-7

                                   ARTICLE VI

                            REPORTS AND TAX MATTERS
                            -----------------------

     SECTION 6.01.  Monthly Reports.
                    ---------------

     No later than one Business Day following each Determination Date, the Servicer shall deliver to the Trustee and Standard & Poor's a "Monthly Report,"
                                                               --------------
substantially in the form of Exhibit N hereto, which report shall include the following information with respect to the immediately following Payment Date:

          a.   The amount of "Monthly Principal" distributed on such Payment
                              -----------------
     Date pursuant to Section 8.01, which shall be:

               (i) The amount of regular principal payments on Contracts paid or applied during the prior Due Period (other than the amount attributable to principal of any payment received during such Due Period and due in a previous Due Period, if such payment was previously advanced as a Delinquent Payment pursuant to Section 8.02); plus

               (ii) The amount of Principal Prepayments received during the prior Due Period; plus

               (iii) The amount of any Delinquent Payments that is attributable to principal on the related Contracts, whether or not such Delinquent Payments will be advanced pursuant to Section 8.02; plus

               (iv) The aggregate remaining principal balance of all Contracts that became Liquidated Contracts during the prior Due Period; plus

               (v) The aggregate Repurchase Price paid by the Company for any Contracts repurchased during the prior Due Period as described in
          Section 3.05(a) that is attributable to the principal amount outstanding on such Contracts; plus

               (vi) The amount of any reduction in the principal amount deemed owed by the Obligor as a result of the Obligor's bankruptcy; plus

               (vii) The aggregate principal amount specified in clauses (i) through (vi) above, for all prior Payment Dates that was not previously distributed because of an insufficient amount available in the Collection Account (after taking into account amounts deposited therein from the Cash Collateral Guaranty and the Limited Guaranty).

          b.   the amount of Monthly Interest paid on such Payment Date;


                                     6-1

          c. the remaining Principal Balance after giving effect to the payment of Monthly Principal on such Payment Date (on which Monthly Interest will be calculated on the next succeeding Payment Date);

          d.   the total amount of Advances to be made by the Servicer;

          e. the total amount of Advances made by the Servicer on prior Payment Dates for which the Servicer is now entitled to reimbursement due to recoveries on the related Contracts;

          f. the total amount of Advances made by the Servicer on prior Payment Dates that the Servicer has now determined are Uncollectible Advances;

          g. the Collected Amount for the prior Due Period and the Shortfall (if any) for such Payment Date;

          h. the amounts of fees paid to the Servicer by the Trust on such Payment Date, separately identifying the Monthly Servicing Fee paid during the prior Due Period;

          i. the Pool Factor immediately before and immediately after such Payment Date;

          j. the number of Contracts with Delinquent Payments, identifying such Contracts and the amount of such Delinquent Payments, and the number of and aggregate unpaid principal balance of Contracts with payments delinquent 31-59, 60-89 and 90+ days, respectively;

          k. the number of Liquidated Contracts, identifying such Contracts and the Net Liquidation Loss on such Contracts; and

          l. the Cumulative Delinquency Amount, the Requisite Amount, the amount to be deposited in the Cash Collateral Account on such Payment Date (if any) and the Available Cash Collateral Amount immediately following such Payment Date.

          m. the aggregate number and principal amount of FHA-Insured Contracts on which either (i) the Servicer has submitted a claim for FHA Insurance, HUD rejected such claim and the Servicer has determined not to resubmit such claim, or (ii) the Servicer has determined not to submit a claim for FHA Insurance because such claim would not be paid by HUD; and

          n. the amount in the Company's FHA Insurance reserve available to pay FHA Insurance claims on the Contracts.


                                     6-2

     SECTION 6.02.  Officer's Certificate.
                    ---------------------

     Each Monthly Report pursuant to Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit G, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03.  Other Data.
                    ----------

     In addition, the Company and (if different from the Company) the Servicer shall, on request of the Trustee or Standard & Poor's, furnish the Trustee and/or Standard & Poor's such underlying data as may be reasonably requested.

     SECTION 6.04.  Annual Report of Accountants.
                    ----------------------------

     On or before May 1 of each year, commencing May 1, 1995, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and Standard & Poor's to the effect that such firm has examined certain documents and records relating to the servicing of the home improvement retail installment contracts and promissory notes under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination, conducted substantially in compliance with generally accepted auditing standards, (i) such servicing has been conducted in compliance with such pooling and servicing agreements, and (ii) the Servicer's payment of FHA Insurance premiums and submission of FHA Insurance claims has been conducted in compliance with FHA Regulations, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

     SECTION 6.05.  Statements to Certificateholders and the Subordinated
                    -----------------------------------------------------
Certificateholder.
- -----------------

     a.   Concurrently with each distribution to Certificateholders pursuant to
Article VIII, the Trustee, in its capacity as Certificate Registrar and Paying Agent, shall cause to be mailed to Standard & Poor's and to each Certificateholder and the Subordinated Certificateholder at the address appearing on the Certificate Register a statement as of the related Payment Date prepared by the Servicer setting forth:

          (i) the amount of the aggregate distribution to the Certificateholders which constitutes Monthly Principal, specifying the amounts attributable to scheduled payments by Obligors, to Principal Prepayments by Obligors, and to other payments with respect to principal;


                                     6-3

          (ii) the amount of the aggregate distribution to the Certificateholders which constitutes Monthly Interest;

          (iii)  the remaining Principal Balance;

          (iv) the Company's FHA Insurance reserve amount (as of the most recent date available);

          (v) the Cumulative Delinquency Amount, the Requisite Amount, the amount deposited in the Cash Collateral Account on such Payment Date (if any) and the Available Cash Collateral Amount immediately following such Payment Date;

          (vi)   the amount of fees payable out of the Trust;

          (vii) the Pool Factor immediately before and immediately after such Payment Date;

          (viii) the number and aggregate principal balance of Contracts delinquent 31-59, 60-89 and 90+ days, respectively;

          (ix) the number of Contracts that became Liquidated Contracts during the immediately preceding Due Period;

          (x) such other customary factual information as is available to the Company or the Servicer (if different from the Company) to enable Certificateholders to prepare their tax returns, including information required with respect to computing the accrual of market discount; and

          (xi) such other customary factual information as is available to the Company or the Servicer (if different from the Company) as the Servicer can reasonably obtain from its existing data base to enable
     Certificateholders to comply with regulatory requirements.

     b. Within 75 days after the end of each calendar year, the Certificate Registrar shall mail to each Certificateholder of record at any time during such year a report prepared by the Servicer as to the aggregate amounts of interest accrued and principal paid to such Certificateholder, and any additional information reported pursuant to subsections (a)(x) and (a)(xi) of this Section 6.05, attributable to such Certificateholder.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Fractional Interest in the Trust shall, upon written request to the Trustee, be entitled to receive copies of all reports provided to the Trustee.


                                     6-4

     SECTION 6.06.  Payment of Taxes.
                    ----------------

     The Servicer shall be responsible for and agrees to prepare, make and file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents.


                                     6-5

                                 ARTICLE VII

                              SERVICE TRANSFER
                              ----------------

     SECTION 7.01.    Events of Termination.
                      ---------------------

     "Event of Termination" means the occurrence of any of the following:
      --------------------

          a. Any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of four Business Days;

          b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

          c. Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

          d. A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

          e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

          f.  The failure of the Servicer to be an Eligible Servicer; or

          g. If the Company is the Servicer, the Company's servicing rights under its master seller-servicer agreement with GNMA are terminated by GNMA.


                                     7-1

     SECTION 7.02.  Transfer.
                    --------

     a. If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On
                                                   ----------------
receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Trustee shall cause all assignments of mortgages or deeds of trust securing Secured Contracts to be duly recorded. If the Servicer was the lender of record for purposes of the FHA Insurance relating to FHA-Insured Contracts, the Trustee shall notify HUD of such termination and shall request that HUD transfer the FHA Insurance reserves allocable to such Contracts to the successor Servicer; provided, however, that if the Trustee is the successor Servicer, the Trustee shall request such transfer of reserves if and to the extent it is legally able to do so, and the Trustee shall use its best efforts to obtain any approvals that may be required for the Trustee to receive such transfer of reserves. Each of the Company and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts, and the transfer of all rights under FHA Insurance relating to FHA-Insured Contracts. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contract Files in the Servicer's possession.

     SECTION 7.03.  Trustee to Act; Appointment of Successor.
                    ----------------------------------------

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the
- --------  -------
Company pursuant to Section 3.05, and (ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein



                                    7-2
or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however,
                                                            --------  -------
that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed 1/12 of .75% of the Principal Balance. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Certificateholders and the Subordinated
                    -------------------------------------------------------
Certificateholder.
- -----------------

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, to Standard & Poor's, to the Certificateholders and to the Subordinated Certificateholder at their respective addresses appearing on the Certificate Register.

     b. Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to Standard & Poor's and to Certificateholders and the Subordinated Certificateholder at their respective addresses appearing on the Certificate Register.

     SECTION 7.05.     Effect of Transfer.
                       ------------------

     a. After the Service Transfer, the Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be
             ------
transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article X and Sections 3.05, 11.06 and 11.12(f)) other than


                                     7-3
those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06.  Transfer of Collection Account.
                    ------------------------------

     Notwithstanding the provisions of Section 7.02, if the Collection
Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders and the Subordinated Certificateholder conforming with the requirements of this Agreement at the trust department of the Trustee or with an Eligible Institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.


                                     7-4

                                ARTICLE VIII

                                  PAYMENTS
                                  --------

     SECTION 8.01.  Monthly Payments.
                    ----------------

     a. Subject to the terms of this Article VIII, each holder of a Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder at the address for such Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates with an aggregate initial Principal Balance of at least $1,000,000 and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date), the sum equal to such Certificateholder's Fractional Interest of Monthly Interest and Monthly Principal. The Subordinated Certificateholder shall be paid, not later than 2:00 P.M., New York City time, on each Payment Date, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date, an amount equal to the difference between (i) Available Funds and (ii) the sum of the amounts specified in Section 8.06(b)(1)
- - (5). Final payment of any Certificate or the Subordinated Certificate shall be made only upon presentation of such Certificate or the Subordinated Certificate at the office or agency of the Paying Agent.

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar nor the Company shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibit A hereto.

     c. The Trustee shall appoint an Eligible Institution to be the paying agent (the "Paying Agent") and cause it to make the payments to the
            ------------
Certificateholders required hereunder. The Trustee initially appoints its corporate trust operations department, with an office at 180 East 5th Street, Third Floor, St. Paul, Minnesota 55101, Attention: Corporate Trust Operations, as such Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates.

                                     8-1

     SECTION 8.02.  Advances.
                    --------

     a. Not later than one Business Day following the Determination Date, the Servicer shall advance all Delinquent Payments for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds, or (in the case of FHA-Insured Contracts) from FHA Insurance, on the related Contracts. If the Servicer fails to advance all Delinquent Payments required under this Section 8.02, the Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 11.16.

     b. The Servicer shall be entitled to reimbursement of an Advance from subsequent collections on the related Contract, including Net Liquidation Proceeds and (in the case of FHA-Insured Contracts) proceeds of FHA Insurance, in accordance with Section 8.06(b). If the Servicer determines in good faith that any Advance has become an Uncollectible Advance, the Servicer will be entitled to reimbursement of such Uncollectible Advance from the Collected Amount and from the Cash Collateral Guaranty in accordance with Sections 8.03 and 8.06(b).

     SECTION 8.03.  Cash Collateral Guaranty Coverage of Shortfalls.
                    -----------------------------------------------

     If the Monthly Report as of any Determination Date indicates that (a)
the sum of (i) the Collected Amount plus (ii) any Advances that will be deposited in the Collection Account by the Servicer or the Trustee, as applicable, plus (iii) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company in respect of such Determination Date pursuant to
Section 3.05, is less than (b) the aggregate amount payable on the immediately following Payment Date pursuant to Section 8.06(b)(1)-(5) (such difference being hereinafter referred to as a "Shortfall"), then the Trustee shall, on the
                              ---------
Business Day preceding such Payment Date, make a demand under the Cash Collateral Guaranty in the full amount of such Shortfall. The Trustee will pay into the Collection Account the full amount received pursuant to such demand, which will be an amount equal to the lesser of the Shortfall and the Available Cash Collateral Amount.

     SECTION 8.04.  Letter of Credit and Other Credit Enhancement.
                    ---------------------------------------------

     a. At any time after the first Payment Date on which the funds in the Cash Collateral Account equal or exceed the Requisite Amount, the Subordinate Certificateholder may obtain the release of all or a portion of the cash on deposit in the Cash Collateral Account, by delivering to the Cash Collateral Trustee (a) a Letter of Credit that satisfies the conditions set forth in the Cash Collateral Trust Agreement or (ii) any other form of credit enhancement that satisfies the conditions set forth in the Cash Collateral Trust Agreement.

     b. The cost of obtaining and maintaining any initial or replacement Letter of Credit shall be borne solely by the Subordinate Certificateholder.



                                     8-2

     c. Any initial or replacement Letter of Credit or other form of credit enhancement delivered to the Trustee shall satisfy the conditions set forth in the Cash Collateral Trust Agreement.

     SECTION 8.05.  Limited Guaranty.
                    ----------------

     a. If the Monthly Report as of any Determination Date indicates a Shortfall and the Available Cash Collateral Amount equals zero (or an amount less than the amount of such Shortfall), then, if the Company is the Servicer, the Company shall pay into the Collection Account not later than one Business Day after such Determination Date the lesser of (a) such Shortfall (or the amount by which the Shortfall exceeds the Available Cash Collateral Amount), or
(b) the Guaranty Amount. If the Company is not the Servicer, the Servicer shall deliver to the Company, no later than one Business Day after such Determination Date, a written demand that the Company pay under the Limited Guaranty the amount specified in the preceding sentence; upon receipt of such demand, the Company shall pay such amount into the Collection Account not later than two Business Days before the related Payment Date. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     b. On any Payment Date the Company shall be obligated pursuant to the Limited Guaranty only up to the Guaranty Amount. The "Guaranty Amount" shall
                                                       ---------------
equal:

          (i) $____________________ prior to the first Payment Date under this Agreement.

          (ii) Thereafter, on any Payment Date, the lesser of (A) $____________________ minus all payments made prior to such Payment Date pursuant to Section 8.05(a) or (B) 1% of the aggregate principal balance of FHA-Insured Contracts immediately prior to such Payment Date.

     SECTION 8.06.  Payments.
                    --------

     a.  On each Determination Date the Servicer shall determine the following amount of funds (the "Available Funds"): (i) the Collected Amount as
                                ---------------
of such Determination Date; plus (ii) an amount equal to the sum of (1) the aggregate amount of Advances that will be deposited in the Collection Account by the Servicer or the Trustee, as applicable, pursuant to Section 8.02 or 11.16,
(2) the amount to be deposited by the Trustee in the Collection Account pursuant to a demand under the Cash Collateral Guaranty in accordance with Section 8.03,
(3) the amount to be deposited by the Company in the Collection Account pursuant to the Limited Guaranty in accordance with Section 8.05, and (4) the aggregate of the Repurchase Prices for Contracts to be repurchased by the Company in respect of such Determination Date pursuant to Section 3.05.


                                     8-3

     b. On each Payment Date the Trustee shall apply the Available Funds (as determined on the immediately preceding Determination Date) in the Collection Account to make payment in the following order of priority:

          1.  to pay Monthly Interest to the Certificateholders;

          2.  to pay Monthly Principal to the Certificateholders;

          3. to pay the Monthly Servicing Fee and any compensation owed to the Servicer pursuant to Section 7.03;

          4. to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums in respect of FHA-Insured Contracts not paid by the Company and for which the Trustee or such successor Servicer has not been reimbursed by the Company;

          5. to reimburse the Servicer or the Trustee, as applicable, for prior Advances that have been recovered and for any Uncollectible Advances; and

          6. to pay the remainder, if any, of the Available Funds to the Subordinated Certificateholder for disposition in accordance with the Cash Collateral Trust Agreement.

     c.  If the Trustee shall not have received the applicable Monthly
Report by any Payment Date, the Trustee shall distribute all funds then in the Collection Account to Certificateholders as Monthly Interest and then Monthly Principal, to the extent of such funds, on such Payment Date.

     SECTION 8.07.  Reassignment of Repurchased Contracts.
                    -------------------------------------

     Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under Section 3.05, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit I, the Trustee shall convey and assign to the Company all of the Certificateholders' and the Subordinated Certificateholder's right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee. Upon such deposit of the Repurchase Price, the Servicer shall be deemed to have released any claims to such Contract as a result of Advances with respect to such Contract.

     SECTION 8.08.  Company's Repurchase Option.
                    ---------------------------

     a. The Trust created hereby and the respective obligations and responsibilities of the Company, the Servicer and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders as set forth below) shall terminate upon the earlier of (1) the later of the final payment or other liquidation of the last Contract remaining in the Trust or the Termination of the Trust pursuant to Section 12.04, or (2) the purchase by the

                                     8-4

Company of all of the Contracts and all property acquired in respect of any Contract remaining in the Trust at a price equal to the greatest of:

          A. the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause
     (y) below), together with accrued and unpaid interest on each such Contract at the Pass-Through Rate, plus (y) the fair market value of such acquired property (as determined by the Company as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 12.04),

          B. the aggregate fair market value (as determined by the Company as of the close of business on such third Business Day) of all of the assets of the Trust, and

          C. the remaining Principal Balance as of the close of business on such third Business Day;

     b.  The purchase by the Company of all of the Contracts pursuant to
Section 8.08(a)(2) above shall be at the option of the Company, but shall be conditioned upon (1) the Principal Balance, at the time of any such purchase, aggregating less than 10% of the Initial Principal Balance, and (2) the Company having provided the Trustee and the Depository (if any) with at least 30 days' written notice. If such option is exercised, the Company shall provide to the Trustee the certification required by Section 12.04, and the Trustee shall promptly sign such certification and release to the Company the Contract Files pertaining to the Contracts being repurchased.


                                     8-5

                                 ARTICLE IX

              THE CERTIFICATES AND THE SUBORDINATED CERTIFICATE
              -------------------------------------------------

     SECTION 9.01.  The Certificates and the Subordinated Certificate.
                    -------------------------------------------------

     The Certificates and the Subordinated Certificate shall be substantially in the forms set forth in Exhibits A and H, respectively, and shall, on original issue, be executed by manual or facsimile signature of the Company by any one of its President, Vice Presidents, Secretary, Treasurer or other authorized officers and authenticated by the Trustee to or upon the order of the Company upon receipt. The Certificates shall be evidenced by (i) one or more Certificates representing $____________________ initial aggregate principal balance, beneficial ownership of such Certificates to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral dollar multiples of $1,000 in excess thereof, and (ii) a single Certificate representing $____________________ in initial principal balance. The Subordinated Certificate shall be issuable in the form of a single certificate.

     The Certificates and the Subordinated Certificate shall be authenticated by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates or the Subordinated Certificate bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or the Subordinated Certificate or did not hold such offices at the date of such Certificates or the Subordinated Certificate. No Certificate or Subordinated Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate or Subordinated Certificate has been authenticated by manual signature in accordance with this Section, and such signature upon any Certificate or the Subordinated Certificate shall be conclusive evidence, and the only evidence, that such Certificate or the Subordinated Certificate has been duly authenticated and delivered hereunder. All Certificates and the Subordinated Certificate shall be dated the date of their authentication, except for those Certificates and the Subordinated Certificate authenticated on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02.  Registration of Transfer and Exchange of Certificates and
                    ---------------------------------------------------------
the Subordinated Certificate.
- ----------------------------

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.02 a "Certificate Register" in which the Trustee
                                 --------------------
shall provide for the registration of Certificates and the Subordinated Certificate and of transfers and exchanges of Certificates and the Subordinated Certificate as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering
 ---------------------
Certificates and the Subordinated Certificate and transfers and exchanges of Certificates and the Subordinated Certificate as provided herein. The Trustee will give prompt written notice to

                                     9-1

Certificateholders, the Subordinated Certificateholder and the Servicer of any change in the Certificate Registrar.

     b. (1) Subject to clause (2) below, no transfer of the Subordinated Certificate shall be made by the Subordinated Certificateholder or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (A) the Company may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Company, and (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit J attached hereto, which investment letter shall not be an expense of the Trustee or the Company. Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed to not be the Subordinated Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Subordinated Certificate, and shall be deemed to have no interest whatsoever in the Subordinated Certificate. The Subordinated Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, no transfer of the Subordinated Certificate shall be made except to a successor Cash Collateral Trustee.

          (2) No transfer of a Certificate or the Subordinated Certificate or any interest therein shall be made to any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), unless the prospective
                                      ----
     transferee of a Certificate or the Subordinated Certificate or any interest therein provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
     Section 4975 of the Code or cause the Servicer, the Company or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     c. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for


                                     9-2
transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, or (y) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee


                                     9-3
shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository __________Certificate(s), in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents ____________________. Each such Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03.  No Charge; Disposition of Void Certificates or Subordinated
                    -----------------------------------------------------------
Certificate.
- -----------

     No service charge shall be made to a Certificateholder or the Subordinated Certificateholder for any transfer or exchange of Certificates or the Subordinated Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates or the Subordinated Certificate. All Certificates or the Subordinated Certificate surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04.  Mutilated, Destroyed, Lost or Stolen Certificates or
                    ----------------------------------------------------
Subordinated Certificate.
- ------------------------

     If (a) any mutilated Certificate or Subordinated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate or Subordinated Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Subordinated Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Subordinated Certificate, a new Certificate or Subordinated Certificate of like tenor and original denomination. Upon the issuance of any new Certificate or Subordinated Certificate under this
Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Subordinated Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible

                                     9-4
evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Subordinated Certificate shall be found at any time.

     SECTION 9.05.  Persons Deemed Owners.
                    ---------------------

     Prior to due presentation of a Certificate or the Subordinated Certificate for registration of transfer, the Servicer, the Company, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or the Subordinated Certificate is registered as the owner of such Certificate or Subordinated Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Company, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Company, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06.  Access to List of Certificateholders' Names and Addresses.
                    ---------------------------------------------------------

     The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Holders of Certificates evidencing, as to any Class, Percentage Interests representing 25% or more (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states
    ----------
that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that none of the Company, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.


                                     9-5

     SECTION 9.07.  Authenticating Agents.
                    ---------------------

     The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or the Subordinated Certificate. For all purposes of this Agreement, the execution and delivery of Certificates or the Subordinated Certificate by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or the Subordinated Certificate "by the Trustee."


                                     9-6

                                  ARTICLE X

                                 INDEMNITIES
                                  -----------

     SECTION 10.01.  Real Estate.
                     -----------

     The Company will defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders and the Subordinated Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Contract by the Company or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02.  Liabilities to Obligors.
                     -----------------------

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Certificateholders or the Subordinated Certificateholder under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Certificateholders and the Subordinated Certificateholder expressly disclaim such assumption.

     SECTION 10.03.  Tax Indemnification.
                     -------------------

     The Company agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Subordinated Certificateholder from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Subordinated Certificate) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Company, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, the Subordinated Certificateholder or otherwise.

     SECTION 10.04.  Servicer's Indemnities.
                     ----------------------

     The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Subordinated Certificateholder against any and all costs, expenses, losses, damages, claims and liabilities, including any failure to comply with FHA Regulations in


                                    10-1
enforcing an FHA-Insured Contract, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 10.05.  Operation of Indemnities.
                     ------------------------

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.


                                    10-2

                                 ARTICLE XI

                                 THE TRUSTEE
                                 -----------

     SECTION 11.01.  Duties of Trustee.
                     -----------------

     The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:
                                                        --------  -------

     a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

     b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;



                                    11-1

     d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such event from the Servicer or the Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust; and

     e. The Trustee may rely and shall be protected in acting or refraining from taking any action in reliance on the advice of the Servicer in all matters with respect to FHA Insurance. The Trustee shall not be liable for any actions taken by the Servicer with respect to FHA Insurance, including but not limited to the maintenance of such insurance and the submission of claims to FHA.

     None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02.  Certain Matters Affecting the Trustee.
                     -------------------------------------

     Except as otherwise provided in Section 11.01:

     a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     b. The Trustee may consult with counsel and any opinion of any counsel for the Company or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

     c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that
                                                      --------  -------
nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and


                                    11-2
to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

     d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust; provided, however, that if the
                                                 --------  -------
payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

     e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 11.03.  Trustee Not Liable for Certificates, the Subordinated
                     -----------------------------------------------------
Certificate or Contracts.
- ------------------------

     The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Subordinated Certificate (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates or of the Subordinated Certificate (other than its execution thereof) or of any Contract, Contract File or related document. The Trustee shall not be accountable for the use or application by the Servicer or the Company of funds paid to the Company in consideration of conveyance of the Contracts to the Trust by the Company or deposited in or withdrawn from the Collection Account by the Servicer.

     SECTION 11.04.  Trustee May Own Certificates.
                     ----------------------------

     The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.


     SECTION 11.05.  Rights of Certificateholders to Direct Trustee and to Waive
                     ------------------------------- ---------------------------
Events of Termination.
- ---------------------

     Certificateholders with aggregate Fractional Interests representing
25% or more of the Trust shall have the right to direct the time, method and place of

                                    11-3
conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that,
                                                        --------  -------
subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the
               -------- -------
right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust may on behalf of Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a
                                            ------
covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

     SECTION 11.06.  The Servicer to Pay Trustee's Fees and Expenses.
                     -----------------------------------------------

     The Servicer agrees:

          a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.


                                    11-4

     SECTION 11.07.  Eligibility Requirements for Trustee.
                     ------------------------------------

     The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers and a Title I approved lender pursuant to FHA Regulations, whose long-term debt (or, in the case of First Trust National Association, its parent company) is rated BBB or higher by Standard & Poor's, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided
                                                                    --------
that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

     SECTION 11.08.  Resignation or Removal of Trustee.
                     ---------------------------------

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Company and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee. If the Company shall have removed the Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.


                                    11-5

     SECTION 11.09.  Successor Trustee.
                     -----------------

     Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Contracts and the Contract Files and any related documents and statements held by it hereunder; and, if the Contracts are then held by a custodian pursuant to a custodial agreement, the predecessor Trustee and the custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. If the predecessor Trustee is then the lender of record for purposes of FHA Insurance (due to an Event of Termination), the predecessor Trustee shall submit a report to FHA describing the transfer of the FHA-Insured Contracts without recourse, in such form as is then required under FHA Regulations to cause HUD to transfer to the successor Trustee the FHA insurance reserves applicable to the FHA-Insured Contracts.

     No successor Trustee shall accept appointment as provided in this Section
11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to Standard & Poor's and to each Certificateholder and the Subordinated Certificateholder at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.10.  Merger or Consolidation of Trustee.
                     ----------------------------------

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Standard & Poor's in the event it is a party to any merger, conversion or consolidation.


                                    11-6

     SECTION 11.11.  Tax Returns.
                     -----------

     Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 11.12.  Obligor Claims.
                     --------------

     In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Contracts based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Contracts, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. (S)
433) as amended from time to time:

          a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any seller of home improvements, in the arrangement, origination or making of Contracts. The Trustee is the holder of the Contracts only as trustee on behalf of the Certificateholders, and not as a principal or in any individual or personal capacity;

          b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders for any offset defense amounts applied against Contract payments, pursuant to such legal actions;

          c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

          d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders and the Subordinated Certificateholder.

          e. The Trustee will cooperate with and assist Certificateholders and the Subordinated Certificateholder in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

                                    11-7

          f. The Company hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders and the Subordinated Certificateholder from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders and the Subordinated Certificateholder resulting from any affirmative claims for recovery asserted or collected by Obligors under the Contracts. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section 11.12(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.13.  Appointment of Co-Trustee or Separate Trustee.
                     ---------------------------------------------

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Contracts or the Obligors, the Company and Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.07 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this


                                    11-8

Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.14.  Certain Matters Relating to FHA Insurance.
                     -----------------------------------------

     a. In the event the Company and the successor Servicer, if any, shall fail to pay all FHA Insurance premiums in respect to FHA-Insured Contracts required by FHA Regulations, the Trustee shall pay such FHA Insurance premiums and shall be entitled to reimbursement for such amounts pursuant to Section 8.06.

     b. If, following the termination of the Trust pursuant to Section 12.04, HUD demands reimbursement from the Trustee of an FHA Insurance claim paid on an FHA-Insured Contract prior to the termination of the Trust, the Trustee agrees that it will not seek to recover any such amount from any Person other than the Company or successor Servicer.

     SECTION 11.15.  Trustee and First Bank System, Inc.
                     ----------------------------------

     In the event the Trustee ceases to be a direct, wholly owned subsidiary of First Bank System, Inc., the Trustee shall promptly notify Standard & Poor's.

     SECTION 11.16  Trustee Advances.
                    ----------------

     a.  If the Servicer fails to deposit into the Collection Account
Advances as required by Section 8.02, then the Trustee shall, subject to the provisions of paragraph (b) below, from its own funds, deposit into the Collection Account the amount not so deposited by the Servicer on or before the Business Day preceding the related Payment Date (a "Trustee Advance").
                                                    ---------------

     b. The Trustee shall not be required to make any Trustee Advance (i) if and to the extent that it determines in good faith that the funds, if advanced, would not be recoverable by it from subsequent collections, including Net Liquidation Proceeds, or (in the case of FHA-Insured Contracts) from FHA Insurance, or (ii) if the Trustee is prohibited by law from making any such Trustee Advance, as evidenced by an Opinion of Counsel.

     c. The Trustee shall be entitled to reimbursement of a Trustee Advance from subsequent collections on the related Contract, including Net Liquidation Proceeds and (in the case of FHA-Insured Contracts) proceeds of FHA Insurance, in accordance with Section 8.06(b). If the Trustee determines in good faith that any


                                    11-9

Trustee Advance has become an Uncollectible Advance, the Trustee will be entitled to reimbursement of such Uncollectible Advance from the Collected Amount and from the Cash Collateral Guaranty in accordance with Sections 8.03 and 8.06(b).

                                    11-10

                                 ARTICLE XII

                                MISCELLANEOUS
                                -------------

     SECTION 12.01. Servicer Not to Resign.
                    ----------------------

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

     SECTION 12.02. Company Not to Engage in Certain Transactions with Respect
                    ----------------------------------------------------------
to the Trust.
- ------------

     The Company shall not:

          a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

          b.   Purchase any Certificates in an agency or trustee capacity; or

          c.   Loan any money to the Trust.

     SECTION 12.03. Maintenance of Office or Agency.
                    -------------------------------

     The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or the Subordinated Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Subordinated Certificate and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Third Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to Certificateholders and the Subordinated Certificateholder of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.04. Termination.
                    -----------

     a. This Agreement shall terminate (after distribution of all Monthly Principal and Monthly Interest due to Certificateholders pursuant to Sections
8.01 and 8.06) on the earlier of (a) the Payment Date on which the Principal Balance is reduced to zero; or (b) the Payment Date on which the Company repurchases the Contracts pursuant to Section 8.08; provided, that in no event
                                                    --------
shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided,
            --------

                                    12-1
further, that the Servicer's and the Company's representations and warranties
- -------
and indemnities by the Company and the Servicer shall survive termination.

     b. Notice of any termination, specifying the Final Payment Date (which shall be a date that would otherwise be a Payment Date) upon which all Certificateholders or the Subordinated Certificateholder may surrender their Certificates or the Subordinated Certificate to the Company for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Company ten days prior to the date such notice is to be mailed) by letter to Standard & Poor's and to Certificateholders and the Subordinated Certificateholder mailed no later than the fifth Business Day of the month of the Final Payment Date specifying (1) the Final Payment Date upon which final payment on the Certificates and the Subordinated Certificate will be made upon presentation and surrender of Certificates and the Subordinated Certificate at the office or agency of the Company therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates and the Subordinated Certificate at the office or agency of the Company therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders and the Subordinated Certificateholder. In the event such notice is given in connection with the Company's election to purchase the Contracts, the Company shall deposit in the Certificate Account on the Final Payment Date in immediately available funds an amount equal to the above-described purchase price and upon such deposit Certificateholders and the Subordinated Certificateholder will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon certification to the Trustee by a Servicing Officer, following such final deposit the Trustee shall promptly release to the Company the Contract Files for the remaining Contracts, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     c. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders and the Subordinated Certificateholder on the Final Payment Date in proportion to their respective Percentage Interests, (1) as to the Certificates, to the extent of Available Funds, an amount equal to Monthly Interest and Monthly Principal and (2) as to the Subordinated Certificates, the amount which remains on deposit in the Collection Account (other than amounts retained to meet claims) after application pursuant to the preceding clause (1). The distribution on the Final Payment Date pursuant to this Section 12.04 shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of the Certificates and the Subordinated Certificate.

     d. In the event that all of the Certificateholders and the Subordinated Certificateholder do not surrender their Certificates and the Subordinated Certificate for cancellation within three months after the time specified in the above-mentioned written notice, the Company shall give a second written notice to the remaining Certificateholders and the Subordinated Certificateholder to surrender their Certificates and the Subordinated Certificate for cancellation and


                                    12-2
receive the final distribution with respect thereto. If within three months after the second notice all the Certificates and the Subordinated Certificate shall not have been surrendered for cancellation, the Company shall transfer to itself all amounts remaining on deposit in the Collection Account, to hold in trust for Certificateholders and the Subordinated Certificateholder who have not surrendered their Certificates and the Subordinated Certificate for cancellation, together with the final record list of Certificateholders and the Subordinated Certificateholder, and the Company shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the Subordinated Certificate, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     SECTION 12.05. Acts of Certificateholders and the Subordinated
                    -----------------------------------------------
Certificateholder.
- -----------------

     a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust.

     b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Subordinated Certificateholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Subordinated Certificateholder in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Company if made in the manner provided in this Section.

     c. The fact and date of the execution by any Certificateholder or the Subordinated Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     d. The ownership of Certificates and the Subordinated Certificate shall be proved by the Certificate Register.

     e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or the Subordinated Certificateholder shall bind every holder of every Certificate or the Subordinated Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect

                                    12-3
of anything done, or omitted to be done by the Trustee, the Servicer or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     SECTION 12.06. Calculations.
                    ------------

     Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

     SECTION 12.07. Assignment or Delegation by Company.
                    -----------------------------------

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Certificateholders with aggregate Fractional Interests representing 66-2/3% or more of the Trust, and any attempt to do so without such consent shall be void.

     SECTION 12.08. Amendment.
                    ---------

     a. This Agreement may be amended from time to time by the Company, the Servicer and the Trustee, without the consent of any of the Certificateholders or the Subordinated Certificateholder, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be; provided, however, that such action shall not, as evidenced by an Opinion of
- --------  -------
Counsel for the Company, adversely affect in any material respect the interests of any Certificateholder.

     b. This Agreement may also be amended by agreement of the Trustee and the Company at any time without the consent of the Certificateholders or the Subordinated Certificateholder to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA Regulations, or to change the provisions of this Agreement relating to the Cash Collateral Guaranty, provided that prior to any such amendment Standard & Poor's has confirmed in writing that the rating of the Certificates will not be lowered following such amendment.

     c. This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee, with the consent of Certificateholders with aggregate Fractional Interests representing 66-2/3% or more of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders and any Event of Termination may be waived by Certificateholders with aggregate Fractional Interests representing 100% of the Trust;

                                    12-4
provided, however, that no such amendment or waiver shall (a) reduce in
- --------- -------
any manner the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Certificate, or
(b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding. This Agreement may not be amended without the consent of the Subordinated Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Subordinated Certificateholder.

     d. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's and each Certificateholder and the Subordinated Certificateholder.

     e. It shall not be necessary for the consent of Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     h.   Upon the execution of any amendment or consent pursuant to this
Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder or the Subordinated Certificateholder hereunder shall be bound thereby.

     SECTION 12.09. Notices.
                    -------

     All communications and notices pursuant hereto to the Servicer, the Company, and the Trustee shall be in writing and delivered or mailed to it at the appropriate following address:

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota 55102-1639


                                    12-5

          Attention:  Chief Financial Officer
          Telecopier Number:  612/293-5746

     If to the Trustee:

          First Trust National Association
          Corporate Trust Department
          180 East 5th Street,
          Second Floor
          St. Paul, Minnesota 55101
          Attention:  Barbara K. Armstrong
          Telecopier Number:  (612) 343-1388

     If to Standard & Poor's:

          Standard & Poor's Corporation
          25 Broadway
          New York, NY  10004
          Attention:  Mortgage Surveillance Department
          Telecopier Number:  (212) 208-1582

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10. Merger and Integration.
                    ----------------------

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 12.11. Headings.
                    --------

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.12. Governing Law.
                    -------------

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.


                                    12-6

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this _____ day of __________________________, 1994.


                              GREEN TREE FINANCIAL CORPORATION



                              By
                                ----------------------------------
Attest:                             John W. Brink
                                    Senior Vice President


- ------------------------
Richard G. Evans
Secretary


                              FIRST TRUST NATIONAL ASSOCIATION,
                                    not in its individual capacity
                                    but solely as Trustee



                              By
                                ----------------------------------

Attest:                             ---------------------
                                    Its
                                       ------------------


- ----------------------------------

    ---------------------
    Its
       ------------------

                                    12-7

                                                                       EXHIBIT A
                                                                       ------- -

                                                    Final Scheduled Payment Date
                                                            ___________, 20_____


                              FORM OF CERTIFICATE
                              -------------------

     [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]

                     CERTIFICATE FOR HOME IMPROVEMENT LOANS

                       Home Improvement Loan Trust 1994-A
           Initial Principal Amount of the Trust:  $______________

                              % Pass-Through Rate
                            --

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     THE PRINCIPAL REPRESENTED BY THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS, AS DESCRIBED HEREIN AND IN THE AGREEMENT. ACCORDINGLY, THE UNPAID PRINCIPAL AMOUNT OF THE TRUST MAY BE LESS THAN THAT SET FORTH ABOVE. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN THE CURRENT UNPAID PRINCIPAL AMOUNT REPRESENTED BY THIS CERTIFICATE BY INQUIRY OF THE TRUSTEE.

No.  __________                                           $____________________

     This certifies that _______________________________ is the registered owner of the undivided Fractional Interest represented by the original principal amount set forth above in Home Improvement Loan Trust 1994-A (the "Trust"), which includes among its assets a pool of home improvement installment sales contracts and promissory notes (including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after ____________________ 1, 1994), the Cash Collateral Guaranty and the Limited Guaranty. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of _____________________ 1, 1994, between Green Tree Financial

Corporation, as Seller and Servicer (the "Company"), and First Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing ____________________ 15, 1994, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate Initial Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) from funds drawn from the Collection Account to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month, an amount equal to the Certificateholder's Fractional Interest of Monthly Principal and Monthly Interest. The final scheduled Payment Date of this Certificate is __________ 15, 2014 or the next succeeding Business Day if such __________ 15 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Collection Account, the Cash Collateral Guaranty and the Limited Guaranty of the Company, to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     Except as otherwise provided in the Agreement, no transfer of this Certificate or any interest herein shall be made to any employee benefit plan, trust or account that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), unless the prospective transferee of this Certificate or interest herein provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer, the Company or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Fractional Interest will be issued to the designated transferee or transferees.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Home Improvement Loan Trust 1994-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


                             HOME IMPROVEMENT LOAN TRUST 1994-A


Dated:                       By FIRST TRUST NATIONAL ASSOCIATION


                             By
                               ---------------------------------
                                      Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________________________ the within
Certificate for Home Improvement Loans, Home Improvement Loan Trust 1994-A, and does hereby irrevocably constitute and appoint Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.



Dated:                                 By
                                         ----------------------------------
                                             Signature

                                                                       EXHIBIT B
                                                                       ------- -


                               FORM OF ASSIGNMENT


          In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of ____________________ 1, 1994, between the undersigned and First Trust National Association, as Trustee (the "Trustee"), the undersigned does hereby transfer, convey and assign, set over and otherwise convey, without recourse, to Home Improvement Loan Trust 1994-A, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home improvement retail installment contracts and installment notes (including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after ____________________ 1, 1994 but excluding any rights to receive payments which were due pursuant thereto prior to ___________________ 1,
1994) identified in the List of Contracts delivered pursuant to Section 2.02(a) of the Agreement, (ii) all rights under FHA Insurance as such insurance relates to the Contracts, (iii) all rights under hazard insurance on the properties described in the Contracts and, as to Contracts pertaining to properties located in special flood areas designated by HUD, all rights under flood insurance policies as such insurance relates to the Contracts, (iv) all rights under the Errors and Omissions Protection Policy (as defined in Section 1.02 of the Agreement), (v) all documents contained in the Contract Files (as defined in
Section 1.02 of the Agreement), (vi) the Cash Collateral Guaranty and rights to certain payments out of the Cash Collateral Account, and (vii) all proceeds and products of the foregoing.

          This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

                                                            IN WITNESS WHEREOF,
the undersigned has caused this Assignment to be duly executed this _____ day of ____________________, 1994.


                                        GREEN TREE FINANCIAL CORPORATION


[Seal]                                  By
                                          -------------------------------------
                                              [Name]
                                              [Title]

                                                                       EXHIBIT C
                                                                       ------- -

                        GREEN TREE FINANCIAL CORPORATION

                             CERTIFICATE OF OFFICER

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of ____________________ 1, 1994 (the "Agreement") between the Company and First Trust National Association, as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

          (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

          (iii) the representations and warranties of the Company contained in Sections 3.01 and 3.04 of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Sections 3.02 and 3.03 of the Agreement are true and correct on and as of the date hereof;

          (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Agreement; and

          (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ____________________, 1994.


                                    --------------------------------------------
                                           [Name]
                                           [Title]

                                                                       EXHIBIT D
                                                                       ------- -


                 FORM OF OPINION OF COUNSEL FOR THE COMPANY


     The opinion of Dorsey & Whitney shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

     1. Green Tree is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Purchase Agreement, the Certificates and the Subordinated Certificate. Green Tree is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the performance of its duties under the Pooling and Servicing Agreement, the Purchase Agreement, the Certificates and the Subordinated Certificate would require such qualification.

     2. The Pooling and Servicing Agreement and the Purchase Agreement have been duly authorized by all requisite corporate action, duly executed and delivered by Green Tree, and constitute the valid and binding obligations of Green Tree enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. Merrill Lynch is now the registered owner of the Certificates and, assuming that Merrill Lynch purchased the Certificates for value in good faith and without notice of any adverse claim, Merrill Lynch has acquired all the rights of Green Tree in the Certificates free of any adverse claim.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by Green Tree for the consummation of the transactions contemplated by the Pooling and Servicing Agreement or the Purchase Agreement, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by Merrill Lynch pursuant to the Purchase Agreement. In delivering the foregoing opinion, we have assumed that Merrill Lynch has complied and will continue to comply with the provisions of the Purchase Agreement regarding the manner of offering of the Certificates.

     4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

     5. Neither the transfer of the Contracts to the Trustee and the right to demand payments under the Cash Collateral Guaranty by the Trustee acting on behalf of the Trust, nor the assignment of Green Tree's lien on related real estate which is the subject of a home improvement loan, nor the issuance or sale of the Certificates and the Subordinated Certificate, nor the execution and delivery of the Pooling and Servicing Agreement or the Purchase Agreement, nor the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Purchase Agreement, or the consummation of any other of the transactions contemplated in the Pooling and Servicing Agreement or the Purchase Agreement, nor the fulfillment of the terms of the Certificates, the Subordinated Certificate, the Pooling and Servicing Agreement or the Purchase Agreement by Green Tree will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Restated Articles of Incorporation or Bylaws of Green Tree or of any indenture or other agreement or instrument known to us to which Green Tree is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to Green Tree, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     6. There are no actions or proceedings pending or, to the best of our knowledge, actions, proceedings or investigations pending or overtly threatened against Green Tree before any court, administrative agency or other tribunal (A) asserting the invalidity of the Purchase Agreement, the Pooling and Servicing Agreement, the Certificates, the Subordinated Certificate, the hazard or flood insurance policies applicable to any Contracts or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the Subordinated Certificate or the consummation of any of the transactions contemplated by the Purchase Agreement or the Pooling and Servicing Agreement,
(C) which is likely materially and adversely to affect the performance by Green Tree of its obligations under, or the validity or enforceability of, the Purchase Agreement, the Pooling and Servicing Agreement, the Certificates or the Subordinated Certificate [(except that we express no opinion regarding the possible effect on the financial condition of Green Tree of the shareholder lawsuit described in Note I to the consolidated financial statements contained in the Green Tree Annual Report on Form 10-K for the fiscal year ended December 31, 1992),] or (D) seeking adversely to affect the federal income tax attributes of the Certificates or the Subordinated Certificate described in the Prospectus under the heading "Certain Federal Income Tax Consequences."

     7. Green Tree is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

     8.  The transfer of the Contracts to the Trust in accordance with
Section 2.01 of the Pooling and Servicing Agreement and the deposit by the Cash Collateral Depositor in the Cash Collateral Account would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. (S) 547), as in effect on the date hereof, in the event that Green Tree became a debtor under the United States Bankruptcy Code.

     9. Pursuant to the Pooling and Servicing Agreement Green Tree has transferred to the Trustee acting on behalf of the Trust all of Green Tree's right, title and interest in the Contracts and the Cash Collateral Account, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Contracts and the Cash Collateral Account, and has delivered the Contract Files to the trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Contracts and the Cash Collateral Account as collateral and naming Green Tree as debtor and the Trust as secured party, and the filing of continuation statements as required by Section 4.02 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Contracts and the Cash Collateral Account by Green Tree to the Trust. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event Green Tree became a debtor under the United States Bankruptcy Code. However, in the event such assignment were characterized as a pledge securing a loan from the Certificateholders to Green Tree, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Contracts and the proceeds thereof (including the Excess Cashflow) and in the Cash Collateral Account, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. (S)336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Contract who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Contract, if such purchaser acts without knowledge that such Contract was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Contract Files for the purpose of perfecting the assignment to the Trustee of the Contracts. We express no opinion with respect to the enforceability of any individual Contract or the existence of any claims, rights or other matters in favor of any Obligor or the owner of any financed home improvement.

     10. The transfer of the Contracts and the proceeds thereof by Green Tree to the Trustee and the deposit by the Cash Collateral Depositor in the Cash Collateral Account on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as fraudulent transfers under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. (S)(S) 513.41 through 513.51), nor, should Green Tree become a debtor under the United States Bankruptcy Code, as fraudulent transfers under Section 548 of the United States Bankruptcy Code (11 U.S.C. (S) 548) as in effect on the date hereof.

                                                                       EXHIBIT E
                                                                       ------- -


                                    OMITTED
                                    -------

                                                                       EXHIBIT F
                                                                       ------- -


                        FORM OF TRUSTEE'S ACKNOWLEDGMENT


     First Trust National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Home Improvement Loan Trust 1994-A (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of ________________ 1, 1994 between Green Tree Financial Corporation and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.03 of the Agreement, that the Trustee has received (by conveyance in the form of Exhibit B to the Agreement) the following: (i) all right, title and interest in the home improvement retail installment contracts and promissory notes (including, without limitation, all mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after ____________________ 1, 1994 but excluding any rights to receive payments which were due pursuant thereto prior to ____________________ 1, 1994) identified in the List of Contracts delivered pursuant to Section 2.02 of the Agreement, (ii) all rights under FHA Insurance as such insurance relates to the Contracts, (iii) all rights under hazard, flood or other individual insurance on the properties described in the Contracts, (iv) all rights under the Errors and Omissions Protection Policy, as such policy relates to the Contracts, (v) all documents contained in the Contract Files (as defined in Section 1.02 of the Agreement), (vi) the Cash Collateral Guaranty and rights to receive certain payments out of the Cash Collateral Account and (vii) all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Contract Files that have been delivered in trust, upon the trusts set forth in the Agreement for the use and benefit of all Certificateholders. The Trustee acknowledges that it has conducted a cursory review of the Contract Files and hereby confirms that except as noted on the document exception listing attached hereto, each Contract File contained (a) an original retail installment contract or promissory note, (b) with respect to each Secured Contract, an original or a copy of the mortgage or deed of trust or similar evidence of a lien on the related improved real estate, (c) an original or a copy of a truth-in-lending disclosure form (either included as part of the contract or note or as a separate document), (d) in the case of Contracts originated by a contractor, an original or a copy of an assignment of the mortgage or deed of trust by the contractor to Green Tree, and (e) a sale control document. The Trustee has not otherwise reviewed the Contracts and Contract Files for compliance with the terms of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, First Trust National Association, as Trustee, has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this _____ day of ____________________, 1994.


                                       FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee



[Seal]                                 By
                                         -------------------------------
                                            [Name]
                                            [Title]

                                                                       EXHIBIT G
                                                                       ------- -


                      GREEN TREE FINANCIAL CORPORATION


                      CERTIFICATE OF SERVICING OFFICER


     The undersigned certifies that he is a [title] of Green Tree Financial
                                             -----
Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of ____________________ 1, 1994 between the Company and First Trust National Association, as Trustee of Home Improvement Loan Trust 1994-A (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from _________________________ to _________________________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______________________, 19_____.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                         ------------------------------
                                           [Name]
                                           [Title]

                                                                       EXHIBIT H
                                                                       ------- -

                                                    Final Scheduled Payment Date
                                                            ___________ 15, 2014



                          SUBORDINATED CERTIFICATE
                          ------------------------
                   CERTIFICATE FOR HOME IMPROVEMENT LOANS
                   --------------------------------------

                     Home Improvement Loan Trust 1994-A
      Initial Principal Amount of the Trust:  $________________________

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE IN RELIANCE UPON EXEMPTIONS THEREFROM. ANY RESALE OR OTHER TRANSFER OF THIS CERTIFICATE, OR ANY INTEREST HEREIN, MUST BE MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION
9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED,
SOLD OR OTHERWISE DISPOSED OF TO AN ENTITY (A "PROHIBITED TRANSFEREE") OF THE TYPE DESCRIBED IN SECTION 9.02(b)( ) OF THE POOLING AND SERVICING AGREEMENT.
                                  -
THERE SHALL BE NO REGISTRATION OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE UNLESS, PRIOR THERETO, THE PROPOSED TRANSFEREE SHALL HAVE CERTIFIED IN WRITING TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT A PROHIBITED TRANSFEREE. NOTWITHSTANDING ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE, OR ANY INTEREST HEREIN (WHETHER REGISTERED OR NOT), TO A PROHIBITED TRANSFEREE, SUCH TRANSFER, SALE OR OTHER DISPOSITION, AS WELL AS ANY REGISTRATION THEREOF, SHALL BE DEEMED TO BE VOID AND OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND, PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT, SUCH PROHIBITED TRANSFEREE SHALL BE DEEMED TO NOT BE A CERTIFICATEHOLDER FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS HEREON, AND SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS CERTIFICATE. THE HOLDER OF THIS CERTIFICATE, BY HIS ACCEPTANCE HEREOF, SHALL BE DEEMED TO HAVE CONSENTED TO THE FOREGOING AND TO ANY AMENDMENT OF THE POOLING AND SERVICING AGREEMENT FOR THE PURPOSE OF IMPLEMENTING ANY PROVISION PERMITTED BY LAW THAT WOULD ENABLE THE REMIC TO AVOID THE IMPOSITION OF ALL OR A PORTION OF ANY TAX.

                          SUBORDINATED CERTIFICATE FOR
                             HOME IMPROVEMENT LOANS

No. 1

     This certifies that __________________________________________ is the registered owner of the Subordinated Interest represented by this Certificate, and entitled to certain distributions out of Home Improvement Loan Trust 1994-A (the "Trust"), which includes among its assets a pool of home improvement installment sales contracts and promissory notes (including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments which are due pursuant thereto on or after ____________________ 1,
1994) (the "Contracts"), the Cash Collateral Guaranty and the Limited Guaranty. The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of ____________________ 1, 1994, between Green Tree Financial Corporation, as Seller and Servicer (the "Company"), and First Trust National Association, as Trustee of the Trust (the "Trustee"). This Subordinated Certificate is the Subordinated Certificate described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Subordinated Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing ____________________ 15, 1994, so long as the Agreement has not been terminated, by check from funds drawn from the Collection Account to the registered Subordinated Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the immediately preceding calendar month (each such month during the term of this Agreement constituting a "Due Period"), an amount equal to the difference between (A) Available Funds, and (B) the sum of (i) Monthly Interest, (ii) Monthly Principal, (iii) the Monthly Servicing Fee, (iv) amounts to reimburse the Trustee or any successor Servicer for any payments of FHA Insurance premiums not paid by the Company and for which the Trustee or such successor Servicer has not been reimbursed by the Company, and
(v) amounts to reimburse the Servicer or the Trustee, as applicable, for Uncollectible Advances and for Delinquent Payments that were subject to an Advance on a prior Payment Date and were recovered during the Due Period. The final scheduled Payment Date of this Subordinated Certificate is ____________________ 15, 20_____ or the next succeeding Business Day if such
____________________ 15 is not a Business Day.

     The Subordinated Certificateholder, by its acceptance of this Subordinated Certificate, agrees that it will look solely to the funds in the Collection Account to the extent available for distribution to the Subordinated Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Subordinated Certificateholder for any amounts payable under this Subordinated Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Subordinated Certificate, the Subordinated Certificateholder agrees to disclosure of his, her, or its name and address to other Certificateholders under the conditions specified in the Agreement.

     This Subordinated Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to the Subordinated Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Subordinated Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Subordinated Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Subordinated Certificate evidencing the same aggregate amount of this Subordinated Certificate will be issued to the designated transferee or transferees. Notwithstanding the foregoing, this Subordinated Certificate may only be transferred to a successor Cash Collateral Trustee.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Subordinated Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Home Improvement Loan Trust 1994-A has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


                                       HOME IMPROVEMENT LOAN TRUST 1994-A


Dated:                                 By FIRST TRUST NATIONAL ASSOCIATION



                                       By
                                         ----------------------------------
                                               Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________________________________ the within
Certificate for Home Improvement Loans, Home Improvement Loan Trust 1994-A, and does hereby irrevocably constitute and appoint Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


                                    ------------------------------------------
                                         Signature

                                                                     EXHIBIT I
                                                                     ------- -



                      GREEN TREE FINANCIAL CORPORATION

                 CERTIFICATE REGARDING REPURCHASED CONTRACTS


     The undersigned certifies that he is a [title] of Green Tree Financial
                                             -----
Corporation, a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Sections 3.05 and 8.07 of the Pooling and Servicing Agreement (the "Agreement") dated as of ____________________ 1, 1994 between the Company and First Trust National Association, as Trustee of Home Improvement Loan Trust 1994-A (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Contracts on the attached schedule are to be repurchased by the Company on the date hereof pursuant to Section 3.05 of the Agreement.

          2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section 8.07 of the Agreement, be assigned by the Trustee to the Company.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _________________, 19____.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                         ------------------------------
                                           [Name]
                                           [Title]

                                                                       EXHIBIT J
                                                                       ------- -


                             REPRESENTATION LETTER
                             ---------------------
                                (Non-Rule 144A)


First Trust National Association
Attn:  Corporate Trust Operations
180 East Fifth Street
St. Paul, Minnesota 55101

Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

Merrill Lynch, Pierce, Fenner &
     Smith Incorporated
North Tower
World Financial Center
New York, New York  10281

              RE:  Home Improvement Loan Trust 1994-A
                   ___% Pass-Through Rate Subordinate Certificates

     The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties
- ------------------------------

     The Purchaser makes the following representations and warranties in order to permit First Trust National Association (the "Trustee"), Green Tree Financial Corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by Green Tree Financial Corporation under Section 4(2) of the 1933 Act is available to it.

     1. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Green Tree Financial Corporation is not required to register the Certificates and that any transfer must comply with Section 9.02 of the Pooling and Servicing Agreement relating to the Certificates.

     2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

     3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus (the "Prospectus") dated ____________, 1994, with respect to the Certificates, and has been given such information concerning the Certificates, the underlying installment sale contracts and Green Tree Financial Corporation as it has requested.

     4. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

     5. The Purchaser does not qualify as (i) an employee benefit plan (a "Plan") as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986 (also a "Plan"), or (iii) an entity whose underlying assets are deemed to be assets of a Plan by reason of such Plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. (S)2510.3-101(1990)).

     6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

     7. The Purchaser, as holder of the Subordinated Certificate, acknowledges (i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Subordinated Certificate as they become due.

     8. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8.

     The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

     Executed at _____________________________________________________,
_________________________, this __________ day of _________________, 1993.


                                       -----------------------------------------
                                       Purchaser's Name (Print)

                                       By
                                         ---------------------------------------
                                            Signature

                                       Its
                                          --------------------------------------


                                       -----------------------------------------
                                       Address of Purchaser

                                       -----------------------------------------
                                       Purchaser's Taxpayer
                                       Identification Number

                                                                       EXHIBIT K
                                                                       ------- -


                               LIST OF CONTRACTS



                                [To Be Supplied]

                                                                       EXHIBIT L
                                                                       ------- -


                         LIST OF FHA-INSURED CONTRACTS



                                [To Be Supplied]

                                                                       EXHIBIT M
                                                                       ------- -


                           LIST OF SECURED CONTRACTS



                                [To Be Supplied]

                                                                       EXHIBIT N
                                                                       ------- -


                             HOME IMPROVEMENT LOAN
            CERTIFICATES for HOME IMPROVEMENT CONTRACTS __________%
                                GREEN TREE TRUST
                                     1994-A      Distribution Date: ___________
                                 MONTHLY REPORT
                                                    Trust Account _____________
                            -------/------/------




A. Monthly Principal

   (1)  Regular Principal Payments       $___________
   (2)  Principal Prepayments            $___________
   (3)  Delinquent Payments
        Advanced                         $___________
   (4)  FHA Claims                       $___________
   (5)  Net Losses                       $___________
   (6)  Contracts Repurchased due to
        Breach of Representations
        and Warranties (see
        attached)                        $___________
   (7)  Bankruptcy Write-down            $___________
   (8)  Delinquent Payments Recovered    $___________


              Total Principal                              $___________


B. Monthly Interest                                        $___________

C. Remaining Principal Balance                             $___________

D. Collected Amount                                        $___________

E. Monthly Servicing Fee                                   $___________

F. Advances Reimbursed

   (1)   Prior Advances that have been
         recovered                                         $___________

   (2)   Uncollectible Advances                            $___________

G. Excess Cashflow                                         $___________

H. Shortfall                                               $___________


                             HOME IMPROVEMENT LOAN
            CERTIFICATES for HOME IMPROVEMENT CONTRACTS __________%
                                GREEN TREE TRUST
                                     1994-A      Distribution Date: ___________
                                 MONTHLY REPORT
                                                    Trust Account _____________
                            -------/------/------







I. Subordinated Certificateholder Payment                  $___________

J. Pool Factor

   Previous Month Pool Factor

   Current Month Pool Factor

K. Aggregate Scheduled Balances and
   Number of Delinquent Contracts

   (1)   31-59                           $___________      $___________

   (2)   60-89                           $___________      $___________

   (3)   90 days or more                 $___________      $___________

L. Liquidated Contracts                                    $___________

M. Number of Loans Remaining

N. Number and Principal Balance of Contracts
   with FHA claims finally rejected, or no
   FHA claim was submitted because FHA
   Insurance was unavailable                               $___________


                           HOME IMPROVEMENT LOAN
            CERTIFICATES for HOME IMPROVEMENT CONTRACTS __________%
                                GREEN TREE TRUST
                                     1994-A      Distribution Date: ___________
                                 MONTHLY REPORT
                                                    Trust Account _____________
                            -------/------/------



                        LIMITED GUARANTY INFORMATION
                        ----------------------------


     Perform following Limited Guaranty calculations only if the Available Cash Collateral Amount (before deposits on current Payment Date) equals zero and a Shortfall exists.


(1)  Calculation of Limited Guaranty Amount

     (a)  $________                            $________

     (b)  All Limited Guaranty
          payments made prior
          to current Payment Date              $________

     (c)  (a) - (b)                            $________

     (d)  1% of principal balance of
          FHA-Insured Contracts at current
          Payment Date                         $________

     (e)  lesser of (c) or (d)                                $________

(2)  Limited Guaranty to be paid

     (a)  Shortfall                            $________

     (b)  Guaranty Amount (from line (1)(e))   $________

     (c)  lesser of (a) or (b)                                $________


     Please contact the Bondholder Relations Department of First Trust National Association at (612) 223-7900 with any questions regarding this Statement or your Distribution.